                                                                  Exhibit 2.1

                                                                 Execution Copy

===============================================================================


                          AGREEMENT AND PLAN OF MERGER


                          DATED AS OF NOVEMBER 13, 2006

                                      AMONG

                             ASSABET VALLEY BANCORP,

                        HUDWEST FINANCIAL SERVICES, INC.,

                               HUDSON SAVINGS BANK

                                       AND

                            WESTBOROUGH BANCORP, MHC,

                      WESTBOROUGH FINANCIAL SERVICES, INC.,

                                       AND

                              THE WESTBOROUGH BANK


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

                                TABLE OF CONTENTS

                                                                           Page


ARTICLE I. DEFINITIONS; DISCLOSURE........................................... 2

  1.1.   CERTAIN DEFINITIONS................................................. 2
  1.2.   OTHER DEFINED TERMS................................................. 7
  1.3.   OTHER DEFINITIONAL MATTERS.......................................... 8
  1.4.   DISCLOSURE SCHEDULES................................................ 8

ARTICLE II. THE MERGERS...................................................... 8

  2.1.   THE MHC MERGER...................................................... 9
  2.2.   THE MID-TIER MERGER................................................. 9
  2.3.   THE BANK MERGER.....................................................10
  2.4.   AUTHORIZED CAPITAL STOCK............................................10
  2.5.   EFFECT OF THE MHC MERGER AND MID TIER MERGER........................10
  2.6.   ADDITIONAL ACTIONS..................................................11
  2.7.   EFFECTIVE DATE AND EFFECTIVE TIME; CLOSING..........................11
  2.8.   TAX CONSEQUENCES....................................................12

ARTICLE III. CONVERSION OF SHARES; CONSIDERATION; PAYMENT PROCEDURES.........13

  3.1.   CONVERSION OF SHARES................................................13
  3.2.   PAYMENT PROCEDURES..................................................13
  3.3.   RETURN OF EXCHANGE FUND.............................................14
  3.4.   RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS.............................14
  3.5.   DISSENTING SHARES...................................................14
  3.6.   WITHHOLDING RIGHTS..................................................15
  3.7.   STOCK OPTIONS.......................................................15

ARTICLE IV. ACTIONS PENDING MERGER...........................................15

  4.1.   AGREEMENTS OF WESTBOROUGH...........................................15
  4.2.   AGREEMENTS OF ASSABET...............................................21

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF WESTBOROUGH.....................24

  5.1.   ORGANIZATION, STANDING AND AUTHORITY................................25
  5.2.   WESTBOROUGH FINANCIAL CAPITAL STOCK.................................26
  5.3.   SUBSIDIARIES........................................................27
  5.4.   CORPORATE POWER.....................................................28
  5.5.   CORPORATE AUTHORITY.................................................28
  5.6.   REGULATORY APPROVALS; NO DEFAULTS...................................28
  5.7.   FINANCIAL STATEMENTS; REPORTS.......................................29
  5.8.   ABSENCE OF UNDISCLOSED LIABILITIES..................................31
  5.9.   ABSENCE OF CERTAIN CHANGES OR EVENTS................................31
  5.10.  LITIGATION..........................................................32
  5.11.  REGULATORY MATTERS..................................................32

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  5.12.  COMPLIANCE WITH LAWS................................................33
  5.13.  MATERIAL CONTRACTS; DEFAULTS........................................33
  5.14.  NO BROKERS..........................................................35
  5.15.  EMPLOYEE BENEFIT PLANS..............................................35
  5.16.  LABOR MATTERS.......................................................37
  5.17.  ENVIRONMENTAL MATTERS...............................................37
  5.18.  TAX MATTERS.........................................................38
  5.19.  RISK MANAGEMENT INSTRUMENTS.........................................40
  5.20.  INVESTMENT SECURITIES...............................................41
  5.21.  LOANS; NONPERFORMING AND CLASSIFIED ASSETS..........................41
  5.22.  BANK OWNED LIFE INSURANCE...........................................42
  5.23.  PROPERTIES..........................................................42
  5.24.  INTELLECTUAL PROPERTY...............................................42
  5.25.  FIDUCIARY ACCOUNTS..................................................43
  5.26.  CAPITALIZATION......................................................43
  5.27.  COMMUNITY REINVESTMENT ACT, BANK SECRECY, ANTI-MONEY LAUNDERING AND
          CUSTOMER INFORMATION SECURITY......................................43
  5.28.  BOOKS AND RECORDS...................................................43
  5.29.  INSURANCE...........................................................44
  5.30.  ALLOWANCE FOR LOAN LOSSES...........................................44
  5.31.  CREDIT CARD ACCOUNTS................................................44
  5.32.  MERCHANT PROCESSING.................................................44
  5.33.  TRANSACTIONS WITH AFFILIATES........................................44
  5.34.  REQUIRED VOTE; ANTITAKEOVER PROVISIONS..............................44
  5.35.  FAIRNESS OPINION....................................................45
  5.36.  TRANSACTIONS IN SECURITIES..........................................45
  5.37.  PROXY STATEMENT.....................................................45
  5.38.  DISCLOSURE..........................................................46

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF ASSABET........................46

  6.1.   ORGANIZATION, STANDING AND AUTHORITY................................46
  6.2.   NO AVB STOCK........................................................47
  6.3.   SUBSIDIARIES........................................................47
  6.4.   CORPORATE POWER.....................................................48
  6.5.   CORPORATE AUTHORITY.................................................48
  6.6.   REGULATORY APPROVALS; NO DEFAULTS...................................48
  6.7.   FINANCIAL STATEMENTS; REPORTS.......................................49
  6.8.   ABSENCE OF UNDISCLOSED LIABILITIES..................................50
  6.9.   ABSENCE OF CERTAIN CHANGES OR EVENTS................................50
  6.10.  LITIGATION..........................................................51
  6.11.  REGULATORY MATTERS..................................................51
  6.12.  COMPLIANCE WITH LAWS................................................51
  6.13.  MATERIAL CONTRACTS; DEFAULTS........................................52
  6.14.  NO BROKERS..........................................................54
  6.15.  EMPLOYEE BENEFIT PLANS..............................................54
  6.16.  LABOR MATTERS.......................................................55
  6.17.  ENVIRONMENTAL MATTERS...............................................56

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  6.18.  TAX MATTERS.........................................................56
  6.19.  RISK MANAGEMENT INSTRUMENTS.........................................58
  6.20.  INVESTMENT SECURITIES...............................................59
  6.21.  LOANS; NONPERFORMING AND CLASSIFIED ASSETS..........................59
  6.22.  BANK OWNED LIFE INSURANCE...........................................60
  6.23.  PROPERTIES..........................................................60
  6.24.  INTELLECTUAL PROPERTY...............................................60
  6.25.  FIDUCIARY ACCOUNTS..................................................60
  6.26.  CAPITALIZATION......................................................61
  6.27.  COMMUNITY REINVESTMENT ACT, BANK SECRECY, ANTI-MONEY LAUNDERING AND
          CUSTOMER INFORMATION SECURITY......................................61
  6.28.  BOOKS AND RECORDS...................................................61
  6.29.  INSURANCE...........................................................61
  6.30.  ALLOWANCE FOR LOAN LOSSES...........................................62
  6.31.  TRANSACTIONS WITH AFFILIATES........................................62
  6.32.  REQUIRED VOTE; ANTITAKEOVER PROVISIONS..............................62
  6.33.  FAIRNESS OPINION....................................................62
  6.34.  PROXY STATEMENT.....................................................62
  6.35.  OWNERSHIP OF WESTBOROUGH FINANCIAL COMMON STOCK.....................62
  6.36.  FINANCIAL ABILITY...................................................62
  6.37.  DISCLOSURE..........................................................63

ARTICLE VII. COVENANTS.......................................................63

  7.1.   REASONABLE BEST EFFORTS.............................................63
  7.2.   SHAREHOLDER APPROVAL................................................63
  7.3.   CORPORATOR APPROVAL.................................................64
  7.4.   REGULATORY FILINGS..................................................64
  7.5.   PRESS RELEASES......................................................64
  7.6.   ACCESS; INFORMATION.................................................65
  7.7.   ACQUISITION PROPOSALS...............................................65
  7.8.   CERTAIN POLICIES....................................................67
  7.9.   INDEMNIFICATION.....................................................67
  7.10.  EMPLOYMENT AND BENEFIT MATTERS......................................68
  7.11.  NOTIFICATION OF CERTAIN MATTERS.....................................70
  7.12.  PAYMENTS AND RELATED AGREEMENTS.....................................70
  7.13.  UPDATE OF DISCLOSURE SCHEDULES......................................70
  7.14.  CURRENT INFORMATION.................................................71
  7.15.  LOAN LOSS RESERVES..................................................71
  7.16.  ALCO MANAGEMENT.....................................................71

ARTICLE VIII. CONDITIONS TO CONSUMMATION OF THE MERGERS......................72

  8.1.   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS.........72
  8.2.   CONDITIONS TO OBLIGATION OF WESTBOROUGH.............................72
  8.3.   CONDITIONS TO OBLIGATIONS OF AVB....................................73

ARTICLE IX. TERMINATION......................................................74

  9.1.   TERMINATION.........................................................74

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  9.2.   EFFECT OF TERMINATION; EXPENSES.....................................75
  9.3.   WESTBOROUGH SPECIAL PAYMENT.........................................76

ARTICLE X. MISCELLANEOUS.....................................................77

  10.1.  SURVIVAL............................................................77
  10.2.  WAIVER; AMENDMENT...................................................77
  10.3.  COUNTERPARTS AND FACSIMILE SIGNATURES...............................77
  10.4.  GOVERNING LAW.......................................................78
  10.5.  EXPENSES............................................................78
  10.6.  NOTICES.............................................................78
  10.7.  ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES..................78
  10.8.  SEVERABILITY........................................................79
  10.9.  ENFORCEMENT OF THE AGREEMENT........................................79
  10.10. INTERPRETATION......................................................79
  10.11. ASSIGNMENT..........................................................79
  10.12. ALTERNATIVE STRUCTURE...............................................79

Annex A  List of Voting Shareholders
-------
Annex B  Form of Voting Agreement
-------
Annex C  Officers and Directors of Surviving Corporation
-------
Annex D  New Bank Committee Structure
-------

                          AGREEMENT AND PLAN OF MERGER

                                    PREAMBLE

      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 13, 2006, is by and among (i) Hudson Savings Bank, a Massachusetts-chartered savings bank ("Hudson"), HudWest Financial Services, Inc., a Massachusetts-chartered corporation ("Merger Sub"), and Assabet Valley Bancorp ("AVB"), a Massachusetts-chartered mutual holding company and the parent company of Hudson and Merger Sub, and (ii) The Westborough Bank, a Massachusetts-chartered savings bank ("Westborough Bank"), Westborough Financial Services, Inc., a Massachusetts-chartered mid-tier holding company of Westborough Bank ("Westborough Financial") and Westborough Bancorp, MHC, a Massachusetts-chartered mutual holding company ("Westborough MHC"). Each of Hudson, AVB, Merger Sub, Westborough Bank, Westborough Financial and Westborough MHC is sometimes individually referred to in this Agreement as a "party" and collectively as the "parties."

      1. Hudson is a stock savings bank, and AVB is the mutual holding company for Hudson. Hudson and AVB both have their principal offices located in Hudson, Massachusetts.

      2. Westborough MHC owns a majority of the outstanding capital stock of Westborough Financial, which, in turn, owns all of the outstanding capital stock of Westborough Bank. Westborough Bank, Westborough Financial and Westborough MHC all have their principal offices located in Westborough, Massachusetts.

      3. The respective Boards of Trustees and Directors of the parties deem it advisable and in the best interests of the parties, as well as of the shareholders of Westborough Financial, to consummate the following merger transactions: (i) Westborough MHC will merge with and into AVB, with AVB as the surviving entity (the "MHC Merger"), (ii) Westborough Financial will merge with and into Merger Sub, with Westborough Financial as the surviving entity (the "Mid-Tier Merger"), (iii) Westborough Bank will merge with and into Hudson, with Hudson as the surviving institution (the "Bank Merger") (which is referred to herein as "New Bank" and shall be renamed with a name that is mutually agreeable to the parties hereto) and New Bank will remain a subsidiary of AVB,
(iv) concurrently with step (i), each outstanding share of Westborough Financial Common Stock previously held by any shareholder other than Westborough MHC or AVB (collectively, the "Outstanding Shares") will be canceled and exchanged for an amount of cash per share equal to the Per Share Merger Consideration to be paid by AVB or Merger Sub pursuant to the terms of this Agreement, and (v) as a result of the foregoing, the interests of Westborough Bank depositors in Westborough MHC shall cease to exist and will be converted into interests of the same nature in AVB.

      4. The parties intend each of the MHC Merger, the Mid-Tier Merger, and the Bank Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      In view of the foregoing and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.
                             DEFINITIONS; DISCLOSURE

      1.1. Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

      "Acquisition Proposal" shall mean (x) a bona fide proposal by any Person (other than AVB or any Subsidiary of AVB) to Westborough or the shareholders of Westborough Financial to engage in a Change in Control Transaction, (y) a public statement by any Person (other than AVB or any Subsidiary of AVB) to Westborough or the shareholders of Westborough Financial of such Person's intention to make a proposal to engage in a Change in Control Transaction if this Agreement terminates, or (z) the filing by any Person (other than AVB or any Subsidiary of AVB) of an application or notice with any Governmental Authority to engage in a Change in Control Transaction.

      "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, the terms "control," "controlled by" and "under common control with" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person and, in the case of an entity, shall require (a) in the case of a corporate entity, direct or indirect ownership of at least a majority of the securities having the right to vote for the election of directors, and (b) in the case of a non-corporate entity, direct or indirect ownership of at least a majority of the Equity Interests with the power to direct the management and policies of such non-corporate entity.

      "Aggregate Merger Consideration" shall be equal to the aggregate Per Share Merger Consideration payable with respect to all Outstanding Shares of Westborough Financial Common Stock pursuant to Section 3.1(c) plus the aggregate amount payable to holders of Westborough Financial Options pursuant to Section 3.7.

      "Agreement" shall mean this Agreement, as amended or modified from time to time in accordance with Section 10.2.

      "Assabet" shall mean each of AVB, Merger Sub and Hudson and the Subsidiaries of each of the foregoing, individually and collectively.

      "AVB" shall have the meaning set forth in the Preamble to this Agreement.

      "AVB Board" shall mean the Board of Trustees of AVB.

      "AVB Bylaws" shall mean the Bylaws of AVB.

      "AVB Charter" shall mean the Amended and Restated Charter of AVB, as amended.

      "Bank Merger" shall have the meaning set forth in the Preamble to this Agreement.

      "Bank Regulator" shall mean and include any pertinent federal or state Governmental Authority charged with the supervision of banks or bank or financial holding companies or engaged in the insurance of bank deposits, including, without limitation, the Federal Reserve Board, the FDIC, the Depositors Insurance Fund of
Massachusetts, the Massachusetts Bank Commissioner and the Massachusetts Board.

      "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

      "Business Day" shall mean Monday through Friday of each week, except (i) a legal holiday recognized as such by the United States Government, or (ii) any day on which banking institutions in The Commonwealth of Massachusetts are authorized or obligated to close.

      "Certificate" shall mean any certificate which, immediately prior to the Mid-Tier Effective Time, represented Outstanding Shares of Westborough Financial Common Stock.

      "Change in Control Transaction" shall mean (A) a merger, reorganization, tender or exchange offer, recapitalization, reorganization, liquidation, share exchange, consolidation or similar transaction involving Westborough MHC or any Subsidiary of Westborough MHC whose assets constitute more than 15% of the consolidated assets of Westborough MHC, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Westborough MHC or any Subsidiary of Westborough MHC representing in either case 15% or more of the consolidated assets of Westborough MHC, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction), or the acquisition of, securities representing 15% or more of the voting power of Westborough Financial or any Subsidiary whose assets constitute more than 15% of the consolidated assets of Westborough Financial.

      "Code" shall have the meaning set forth in the Preamble to this Agreement.

      "Community Reinvestment Act" shall mean the Community Reinvestment Act of 1977, as amended.

      "Equal Credit Opportunity Act" shall mean the Equal Credit Opportunity Act, as amended.

      "Equity Interests" shall mean, with respect to any Person, capital stock or other ownership or equity interests of such Person or any Subsidiary, and warrants, options, rights, subscriptions, calls, commitments, convertible securities and other arrangements or commitments of any character which call for the Person to issue, deliver or dispose, or cause to be issued, delivered or disposed, any of its or its Subsidiaries' capital stock or other ownership or equity interests of such Person or any Subsidiary.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "Fair Housing Act" shall mean the Fair Housing Act, as amended.

      "FDIC" shall mean the Federal Deposit Insurance Corporation.

      "Federal Reserve Act" shall mean the Federal Reserve Act, as amended.

      "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

      "GAAP" shall mean United States generally accepted accounting principles.

      "Governmental Authority" shall mean any United States or foreign, federal, state or local governmental commission, board, body, bureau, agency or other regulatory authority (including all Bank Regulators), including courts and other judicial bodies, or any self-regulatory body or authority, including any instrumentality or entity designated to act for or on behalf of the foregoing.

      "Hudson" shall have the meaning set forth in the Preamble to this Agreement.

      "Hudson Bylaws" shall mean the Bylaws of Hudson.

      "Hudson Charter" shall mean the Charter of Hudson.

      "JFM" shall mean Joseph F. MacDonough.

      "Joint Venture" shall mean any corporation, limited liability company, limited liability partnership, partnership, joint venture, trust, association or other entity which is not a Subsidiary of Westborough or Assabet and in which (a) Westborough or Assabet, directly or indirectly, owns or controls any shares of any class of the outstanding voting securities or other Equity Interests, including, without limitation, an equity investment, as such term as of the date of this Agreement is defined in the FDIC's rules and regulations regarding activities and investments of insured state banks at 12 C.F.R. [SECTION] 362.2(g), or (b) Westborough or Assabet is a general partner.

      "knowledge" or any words or phrases of similar effect shall mean, with respect to any Person, the actual knowledge of such Person, after reasonable due inquiry.

      "Liens" shall mean any charge, mortgage, pledge, security interest, restriction, option, right of first refusal, claim, lien or encumbrance.

      "Loan Loss Reserves" shall mean the reserves established by Westborough or Hudson in accordance with its customary practices with respect to Loans as of the Closing Date.

      "Massachusetts Bank Commissioner" shall mean the Commissioner of Banks of The Commonwealth of Massachusetts.

      "Massachusetts Board" shall mean the Massachusetts Board of Bank Incorporation.

      "Material Adverse Effect" shall mean, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial position, results of operations, business or prospects of such Person or its Subsidiaries, or (ii) would materially impair the ability of any Person to perform its respective obligations under this Agreement or the Bank Merger Agreement, or otherwise materially impede the consummation of the Transactions; provided, however, that "Material Adverse Effect" shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Authorities, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to Westborough or Assabet, including, but not limited to, changes in levels of interest rates generally, (4) direct effects of compliance with this Agreement on the operating performance of Westborough or Assabet, including expenses incurred by Westborough or Assabet in consummating the transactions contemplated by this Agreement, and (5) the effects of any action or omission taken by Westborough with the prior consent of Assabet, and vice versa, or as otherwise contemplated by this Agreement, the Bank Merger Agreement and the Voting Agreements.

      "MBCA" shall mean the Massachusetts Business Corporations Act, MGL Chapter 156D, [SECTIONS]1 et seq., as amended.

      "Merger" shall have the meaning set forth in the Preamble to this Agreement.

      "Merger Sub" shall mean the wholly owned subsidiary of AVB incorporated under the MBCA for the purpose of being merged with and into Westborough Financial.

      "Merger Sub Charter" shall mean the Corporate Charter of Merger Sub.

      "MHC Merger" shall have the meaning set forth in the Preamble to this Agreement.

      "MHPF" shall mean the Massachusetts Housing Partnership Fund.

      "National Labor Relations Act" shall mean the National Labor Relations Act, as amended.

      "New Bank" shall have the meaning set forth in the Preamble to this Agreement.

      "OREO" shall mean other real estate owned.

      "Outstanding Shares" shall have the meaning set forth in the Preamble to this Agreement.

      "Person" shall mean any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      "Subsidiary" shall have the meaning ascribed to that term in Rule 1-02 of Regulation S-X of the SEC.

      "Tax" and "Taxes" mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

      "Tax Returns" shall mean any return, declaration, report, claim for refund, information return or other document (including any schedules or attachments thereto) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

      "Tender Offer" shall mean a tender offer or exchange offer to purchase any shares of Westborough Financial Common Stock such that, upon consummation of such offer, the Person making such tender offer or exchange offer would own or control 25% or more of the then Outstanding Shares of Westborough Financial Common Stock.

      "Transaction Documents" shall mean this Agreement, the Bank Merger Agreement and the Voting Agreements.

      "Transactions" shall mean the MHC Merger, the Mid-Tier Merger and the Bank Merger.

      "Voting Agreements" shall mean those certain Voting Agreements (each of which is in the form set forth on Annex B to this Agreement) executed by the Voting Shareholders in connection with the execution and delivery of this Agreement.

      "Voting Shareholders" shall mean the Persons listed on Annex A to this Agreement.

      "Westborough" shall mean each of Westborough Bank, Westborough Financial and Westborough MHC and the Subsidiaries of each of the foregoing, individually and collectively.

      "Westborough Bank" shall have the meaning set forth in the Preamble to this Agreement.

      "Westborough Financial" shall have the meaning set forth in the Preamble to this Agreement.

      "Westborough Financial Board" shall mean the Board of Directors of Westborough Financial.

      "Westborough Financial Bylaws" shall mean the Bylaws of Westborough Financial.

      "Westborough Financial Charter" shall mean the Articles of Organization of Westborough Financial.

      "Westborough Financial Common Stock" shall mean the common stock, $0.01 par value per share, of Westborough Financial.

      "Westborough Financial Options" shall mean the options to acquire Westborough Financial Common Stock issued under the Westborough Financial Stock Option Plan.

      "Westborough Financial Preferred Stock" shall mean the serial preferred stock, par value $0.01 per share, of Westborough Financial.

      "Westborough Financial Stock" shall mean, collectively, Westborough Financial Common Stock and Westborough Financial Preferred Stock.

      "Westborough Financial Stock Option Plan" shall mean the Westborough Financial Services, Inc. 2001 Stock Option Plan.

      1.2. Other Defined Terms. Definitions of the defined terms listed below are contained in the Section set forth opposite the defined term in the table below:

            Defined Term                                    Section of Agreement

          Articles of Merger                                  Section 2.7(a)
          Assabet Benefit Plan                                Section 6.15(a)
          Assabet Employees                                   Section 6.15(a)
          Assabet Loan Property                               Section 6.17(b)
          Assabet Regulatory Authorities                      Section 6.11(a)
          Assabet Reports                                     Section 6.7(b)
          AVB Benefit Plans                                   Section 7.10(a)
          AVB's Financial Statements                          Section 6.7(a)
          Bank Effective Time                                 Section 2.3(a)
          Bank Merger Agreement                               Section 2.3(a)
          BOLI                                                Section 5.22
          Closing and Closing Date                            Section 2.7(c)
          Derivatives Contract                                Section 5.19
          Disclosure Schedules                                Section 1.4
          Dissenting Shares                                   Section 3.5
          Effective Date                                      Section 2.7(a)
          Employment Agreement                                Section 7.12
          Environmental Laws                                  Section 5.17
          ERISA Affiliate                                     Section 5.15(d)
          ESOP                                                Section 7.10(f)
          Expenses                                            Section 9.2(b)
          Expiration Date                                     Section 9.1(b)
          Hazardous Substance                                 Section 5.17
          Indemnified Party, Indemnified Parties              Section 7.9(a)
           and Indemnifying Party
          Insurance Amount                                    Section 7.9(c)
          Insurance Policies                                  Section 5.29

          Loans                                               Section 5.21(a)
          Material Contract                                   Section 5.13(a)
          Merger Sub Common Stock                             Section 3.1(b)
          MHC Effective Time                                  Section 2.7(a)
          Mid-Tier Effective Time                             Section 2.7(b)
          Paying Agent                                        Section 3.2(a)
          Pension Plan                                        Section 5.15(b)
          Per Share Merger Consideration                      Section 3.1(c)
          Proxy Statement                                     Section 5.37
          Representatives                                     Section 7.7
          SEC Documents                                       Section 5.7(a)
          Surviving Corporation                               Section 2.2
          Unperfected Dissenting Shares                       Section 3.5
          USA Patriot Act                                     Section 5.27
          Welfare Plan                                        Section 5.15(f)
          Westborough Benefit Plans                           Section 5.15(a)
          Westborough Employees                               Section 5.15(a)
          Westborough Financial Board Recommendation          Section 7.2(b)
          Westborough Financial Loan Property                 Section 5.17(b)
          Westborough Financial Meeting                       Section 7.2(b)
          Westborough Regulatory Authorities                  Section 5.11(a)
          Westborough Reports                                 Section 5.7(c)
          Westborough Special Payment                         Section 9.3

      1.3. Other Definitional Matters. Unless the context otherwise requires, a term defined anywhere in this Agreement has the same meaning throughout; all references to "the Agreement" or "this Agreement" are to this Agreement as modified, supplemented or amended from time to time, and terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

      1.4. Disclosure Schedules. On or prior to the date of this Agreement, AVB has delivered to Westborough a schedule and Westborough has delivered to AVB a schedule (respectively, its "Disclosure Schedules") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Article V or Article VI or to one or more of its covenants contained in Article
IV. The mere inclusion of a fact, circumstance or event in a Disclosure Schedule shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect. Any matter disclosed pursuant to one section of a party's Disclosure Schedules shall be deemed disclosed for all purposes of such party's Disclosure Schedules, but only to the extent that it is reasonably apparent from a reading of the disclosure that it also qualifies or applies to other sections of the Agreement and the corresponding Disclosure Schedule.

                                   ARTICLE II.
                                   THE MERGERS

      2.1. The MHC Merger.

            (a) Surviving MHC. Subject to the terms and conditions of this Agreement, at the MHC Effective Time, Westborough MHC shall merge with and into AVB in accordance with Massachusetts law, the separate corporate existence of Westborough MHC shall cease and AVB shall survive and continue to exist as a mutual holding company incorporated under the laws of The Commonwealth of Massachusetts (AVB, as the surviving corporation in the MHC Merger, is sometimes referred to in this Agreement as "Surviving MHC").

            (b) Name. The name of Surviving MHC shall be "Assabet Valley
      Bancorp."

            (c) Corporate Charter and Bylaws. The corporate charter and bylaws of Surviving MHC immediately after the MHC Merger shall be AVB's Charter and Bylaws as in effect immediately prior to the MHC Merger, as amended as set forth in Section 2.1(c) of Westborough's Disclosure Schedules or as otherwise mutually agreed upon. The purpose of Surviving MHC shall be to engage in activities permitted to bank holding companies under the BHCA and the laws of The Commonwealth of Massachusetts.

            (d) Trustees, Corporators and Officers of Surviving MHC. Effective as of the MHC Effective Time, (i) all of the trustees and corporators of Westborough MHC as of the date immediately prior to the Effective Date shall be elected or appointed to the Surviving MHC Board of Trustees and Board of Corporators, and (ii) the officers of the Surviving MHC shall be the persons serving as officers of AVB immediately prior to the Effective Date, plus JFM, who shall be elected or appointed as President and Chief Executive Officer of the Surviving MHC.

      2.2. The Mid-Tier Merger.

            (a) Surviving Corporation. Subject to the terms and conditions of this Agreement, effective at the Mid-Tier Effective Time, Merger Sub shall merge with and into Westborough Financial in accordance with the MBCA, the separate corporate existence of Merger Sub shall cease and Westborough Financial shall survive and continue to exist as a corporation incorporated under the laws of The Commonwealth of Massachusetts (Westborough Financial, as the surviving corporation in the Mid-Tier Merger, is sometimes referred to in this Agreement as "Surviving Corporation").

            (b) Name. The name of Surviving Corporation shall be "HudWest Financial Services, Inc."

            (c) Corporate Charter and Bylaws. The corporate charter and bylaws of Surviving Corporation immediately after the Mid-Tier Merger shall be the Merger Sub Charter and the Merger Sub Bylaws as in effect immediately prior to the Mid-Tier Merger. The purpose of Surviving Corporation shall be to engage in activities permitted to bank holding companies under the BHCA and the laws of The Commonwealth of Massachusetts.

            (d) Directors and Officers of Surviving Corporation. Effective as of the Mid-Tier Effective Time, the individuals specified on Annex C hereto shall be elected or appointed to Surviving Corporation's Board of Directors, and the officers of Surviving Corporation shall be those individuals, in such capacities, as are specified on such Annex C. To the extent not specified on such Annex C, Assabet and Westborough agree prior to the Mid-Tier Effective Time to appoint or elect such officers and/or directors as mutually agreed upon. In any event, JFM shall be the President and CEO of Surviving Corporation and a member of its Board of Directors.

      2.3. The Bank Merger.

            (a) Assabet and Westborough agree to take all action necessary and appropriate to carry out the Bank Merger, including causing the entering into of an appropriate merger agreement (the "Bank Merger Agreement"), to cause Westborough Bank to merge, either directly or indirectly, by use of one or more interim corporations, with and into Hudson in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement and as soon as practicable after consummation of the MHC Merger and the Mid-Tier Merger. The Bylaws of Hudson shall be amended as set forth in
      Section 2.3(a) of Westborough's Disclosure Schedules or as otherwise mutually agreed upon.

            (b) Effective as of the effective time of the Bank Merger (the "Bank Effective Time"), nine of the directors of Westborough Financial who are in office as of the date immediately prior to the Effective Date (to be chosen by Westborough in consultation with Hudson, but one of whom shall be JFM) shall be elected or appointed to New Bank's Board of Directors. The remaining directors of New Bank shall be fifteen of the Persons (to be chosen by AVB in consultation with Westborough) who are serving as directors of Hudson immediately prior to the Effective Date.

            (c) As of the Bank Effective Time, the committees of New Bank's Board of Directors shall be reconstituted so that such committees shall be comprised a number of directors from Westborough Financial and a number of directors from Hudson as specified on Annex D hereto. To the extent not specified on Annex D, Assabet and Westborough shall mutually agree prior to the Bank Effective Time to reconstitute the committees of New Bank's Board of Directors, taking into account to the extent practicable the specific skills, education and experience of the various designees, and taking into account a desire to divide among the committees the former directors of Westborough Financial who are joining New Bank's Board of Directors. Effective as of the Mid-Tier Effective Time, all officers of Westborough Bank except for those who have entered into Payments and Waiver Agreements in accordance with Section 7.12 will be offered jobs as officers of New Bank at a rate of pay equal to or exceeding the rate of pay at Westborough Bank.

            (d) As of the Bank Effective Time, JFM shall be elected or appointed as an Executive Vice President and a member of the Board of Directors of New Bank and a member of New Bank's Executive Committee.

      2.4. Authorized Capital Stock. The authorized capital stock of Surviving Corporation upon consummation of the Mid-Tier Merger shall be as set forth in the Merger Sub Charter immediately prior to the Mid-Tier Merger. The total authorized capital stock of Surviving Corporation shall be one thousand (1,000) shares of common stock, $0.01 par value.

      2.5. Effect of the MHC Merger and Mid Tier Merger.

            (a) At the MHC Effective Time, the effect of the MHC Merger shall be as provided in this Agreement and in the applicable provisions of the laws of The Commonwealth of Massachusetts. Without limiting the generality of the foregoing, and subject thereto, at the MHC Effective Time, all the property, rights, privileges, powers and franchises of Westborough MHC and AVB shall vest in Surviving MHC, and all debts, liabilities, obligations, restrictions, disabilities and duties of Westborough MHC and AVB shall become the debts, liabilities, obligations, restrictions, disabilities and duties of Surviving MHC.

            (b) At the Mid-Tier Effective Time, the effect of the Mid-Tier Merger shall be as provided in this Agreement and in the applicable provisions of the laws of The Commonwealth of Massachusetts. Without limiting the generality of the foregoing, and subject thereto, at the Mid-Tier Effective Time, all the property, rights, privileges, powers and franchises of Westborough Financial and Merger Sub shall vest in Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Westborough Financial and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of Surviving Corporation.

      2.6. Additional Actions.

            (a) If, at any time after the MHC Effective Time, Surviving MHC shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Surviving MHC its right, title or interest in, to or under any of the rights, properties or assets of Westborough MHC and AVB acquired or to be acquired by Surviving MHC as a result of, or in connection with, the MHC Merger, or (ii) otherwise carry out the purposes of this Agreement, Westborough MHC and AVB, and its proper officers and directors, shall be deemed to have granted to Surviving MHC an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Surviving MHC and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of Surviving Corporation MHC are fully authorized in the name of Surviving MHC or otherwise to take any and all such action.

            (b) If, at any time after the Mid-Tier Effective Time, Surviving Corporation, shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Westborough Financial and Merger Sub acquired or to be acquired by Surviving Corporation as a result of, or in connection with, the Mid-Tier Merger, or (ii) otherwise carry out the purposes of this Agreement, Westborough Financial and Merger Sub, and its proper officers and directors, shall be deemed to have granted to Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of Surviving Corporation are fully authorized in the name of Surviving Corporation or otherwise to take any and all such action.

      2.7. Effective Date and Effective Time; Closing.

            (a) Subject to the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the consummation of the MHC Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause articles of merger relating to the MHC Merger (the "MHC Articles of Merger") to be filed with the Secretary of State of The Commonwealth of Massachusetts pursuant to the applicable provisions of Massachusetts Law on (i) a date selected by AVB after such satisfaction or waiver which is no later than seven Business Days after such satisfaction or waiver, or
      (ii) such other date to which the parties may agree in writing. The MHC Merger provided for in this Agreement shall become effective upon such filing or on such date as may be specified therein. The date of such filing or such later effective date is in this Agreement called the "Effective Date." The "MHC Effective Time" shall be the time of such filings or as set forth in such filings. The filing of the MHC Articles of Merger shall be made on the Closing Date.

            (b) Subject to the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the consummation of the Mid-Tier Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause articles of merger relating to the Mid-Tier Merger (the "Mid-Tier Articles of Merger") to be filed with the Secretary of State of The Commonwealth of Massachusetts pursuant to the MBCA on the Effective Date. The Mid-Tier Merger provided for in this Agreement shall become effective upon such filing or on such date as may be specified therein. The "Mid-Tier Effective Time" shall be the time of such filings or as set forth in such filings, which shall be immediately after the MHC Effective Time. The filing of the Mid-Tier Articles of Merger shall be made on the Closing Date.

            (c) A closing (the "Closing") shall take place on the date on which the MHC Articles of Merger and the Mid-Tier Articles of Merger are to be filed at 10:00 a.m. Eastern Time at the principal offices of Foley Hoag LLP, Boston, Massachusetts, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the "Closing Date"). At the Closing, there shall be delivered to AVB and Westborough Financial the opinions, certificates and other documents required to be delivered under Article VIII hereof.

      2.8. Tax Consequences. It is intended that each of the MHC Merger, the Mid-Tier Merger, and the Bank Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing Date, each party hereto shall use its reasonable best efforts to cause the MHC Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure could prevent the MHC Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, no party hereto shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause any of the MHC Merger, the Mid-Tier Merger or the Bank Merger to fail to qualify as a reorganization under Section 368(a) of the Code. Westborough MHC and AVB each hereby agree to deliver certificates substantially in compliance with Internal Revenue Service published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinions contemplated by Section 8.1(e), which certificates shall be effective as of the date of such opinions.

                                  ARTICLE III.
             CONVERSION OF SHARES; CONSIDERATION; PAYMENT PROCEDURES

      3.1. Conversion of Shares. At the Mid-Tier Effective Time, by virtue of the Mid-Tier Merger and without any action on the part of a holder of Equity Interests of Westborough Financial or Merger Sub:

            (a) Each share of Westborough Financial Common Stock held of record immediately prior to the Mid-Tier Effective Time by Westborough MHC, Westborough Financial, Merger Sub, AVB or any Subsidiary of Westborough Financial or of AVB shall be canceled and retired at the Mid-Tier Effective Time and no consideration shall be issued in exchange therefor.

            (b) Each share of common stock of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Mid-Tier Effective Time shall be canceled and retired at the Mid-Tier Effective Time and automatically converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of Surviving Corporation. Each certificate evidencing ownership of a number of shares of Merger Sub Common Stock shall be deemed to evidence ownership of the same number of shares of common stock, $0.01 par value, of Surviving Corporation.

            (c) Subject to Sections 3.2 and 3.5, each of the Outstanding Shares (other than shares to be canceled in accordance with Section 3.1(a)) shall be converted into the right to receive cash in the amount of $35.00 (the "Per Share Merger Consideration").

      3.2. Payment Procedures.

            (a) Immediately prior to the Mid-Tier Effective Time, AVB shall deposit, or shall cause to be deposited, with Registrar and Transfer Company (the "Paying Agent"), for the benefit of the holders of Outstanding Shares, for exchange in accordance with this Section 3.2, cash in an amount equal to the Aggregate Merger Consideration (such cash shall hereinafter be referred to as the "Exchange Fund").

            (b) As soon as practicable after the Mid-Tier Effective Time, and in no event later than five Business Days thereafter (which date shall be referred to as the "Mailing Date"), AVB shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates at the Mid-Tier Effective Time, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent) (the "Transmittal Form") containing instructions for use in effecting the surrender of the Certificates. Westborough Financial shall have the right to approve the Transmittal Form.

            (c) Each Transmittal Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through appropriate and customary documentation and instructions) to receive the Per Share Merger Consideration for each share of Westborough Financial Common Stock. A Transmittal Form shall be deemed properly completed only if accompanied by one or more Certificates representing all shares of Westborough Financial Common Stock covered by such Transmittal Form, together with duly executed transmittal materials included with the

      Transmittal Form. Neither AVB nor the Paying Agent shall be under any obligation to notify any Person of any defect in a Transmittal Form.

            (d) Upon surrender of a Certificate for exchange and cancellation to the Paying Agent, together with the Transmittal Form, duly executed, the holder of such Certificates shall be entitled to receive in exchange therefor a check representing the amount of cash which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article III.

            (e) At and after the Mid-Tier Effective Time, there shall be no transfers on the stock transfer books of Westborough Financial of the shares of Westborough Financial Common Stock which were outstanding immediately prior to the Mid-Tier Effective Time and if, after the Mid-Tier Effective Time, Certificates are presented for transfer, they shall be canceled against delivery of the Per Share Merger Consideration as herein provided.

            (f) The provisions of this Article III assume that there will be 598,171 shares of Westborough Financial Common Stock that are Outstanding Shares or are issuable upon the exercise of Equity Interests through options or warrants or otherwise, at the Mid-Tier Effective Time. If there is any change in this number as of the Mid-Tier Effective Time, the provisions of this Article III, including the Aggregate Merger Consideration and the Per Share Merger Consideration, will be appropriately adjusted.

      3.3. Return of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the former shareholders of Westborough Financial six months after the Mid-Tier Effective Time shall be delivered to AVB. Any former shareholders of Westborough Financial who have not theretofore complied with this Article III shall thereafter look only to AVB for payment of any consideration payable as a result of the Mid-Tier Merger pursuant to this Agreement, without any interest thereon. None of AVB, Westborough Financial, the Paying Agent or any other Person shall be liable to any former holder of shares of Westborough Financial Common Stock for any shares of stock or cash properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      3.4. Rights as Shareholders; Stock Transfers. At the Mid-Tier Effective Time, holders of Westborough Financial Stock shall cease to be, and shall have no rights as, shareholders of Westborough Financial other than to receive the consideration provided under this Article III. After the Mid-Tier Effective Time, there shall be no transfers on the stock transfer books of Westborough Financial or Surviving Corporation of shares of Westborough Financial Stock.

      3.5. Dissenting Shares. Each outstanding share of Westborough Financial Common Stock, the holder of which has perfected his right to dissent under the MBCA and has not effectively withdrawn or lost such right as of the Mid-Tier Effective Time (the "Dissenting Shares"), shall not be converted into or represent a right to receive Per Share Merger Consideration. Rather, the holder thereof shall be entitled only such rights as are granted in accordance with the provisions of [SECTIONS]13.01 - 13.31, inclusive, of the MBCA. Westborough Financial shall give AVB (i) prompt notice of any demands filed pursuant to [SECTIONS]13.01 - 13.31, inclusive, of the MBCA received by Westborough Financial, withdrawals of such demands, and any other instruments served in connection with such demands pursuant to the MBCA and received by Westborough Financial, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the MBCA, consistent with the obligations of Westborough Financial thereunder. Westborough Financial shall not, except with the prior written consent of AVB, (x) make any payment with respect to, or to any Person making, any such demand, (y) offer to settle or settle any such demand, or (z) waive any failure to timely deliver a written demand in accordance with the MBCA. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent (which shares are referred to as "Unperfected Dissenting Shares") at any time, the Unperfected Dissenting Shares held by such holder shall be converted on a share-by-share basis into the right to receive the Per Share Merger Consideration in accordance with the applicable provisions of this Agreement, as AVB or the Paying Agent shall determine, without any interest thereon. Any payments made in respect of Dissenting Shares shall be made by Surviving Corporation.

      3.6. Withholding Rights. AVB (through the Paying Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement, to any holder of Westborough Financial Equity Interests, such amounts as AVB is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment, if any. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Westborough Financial Equity Interests in respect of which such deduction and withholding was made by AVB.

      3.7. Stock Options. Prior to the Mid-Tier Effective Time, Westborough Financial shall, in accordance with the terms of the Westborough Financial Stock Option Plan, provide written notice to each holder of a Westborough Financial Option (whether or not such stock option is then vested or exercisable), that such Westborough Financial Option shall be, as at the date of such notice, exercisable in full and that such Westborough Financial Option will be automatically cancelled at the Mid-Tier Effective Time, and that, if such Westborough Financial Option is not exercised or otherwise terminated before the Mid-Tier Effective Time, such holder shall be entitled to receive, in cancellation of such Westborough Financial Option, a cash payment from Westborough Financial at the Closing in an amount equal to the excess of the Per Share Merger Consideration over the per share exercise price of such Westborough Financial Option, multiplied by the number of shares of Westborough Financial Common Stock covered by such Westborough Financial Option, subject to any required withholding of taxes. Subject to the foregoing, the Westborough Financial Stock Option Plan and all options issued and outstanding thereunder shall terminate at the Mid-Tier Effective Time. Westborough Financial hereby represents and warrants to AVB that the maximum number of shares subject to issuance pursuant to the exercise of stock options issued and outstanding under the Westborough Financial Stock Option Plan or otherwise is not and shall not be, at or prior to the Mid-Tier Effective Time, more than 30,290.

                                  ARTICLE IV.
                             ACTIONS PENDING MERGER

      4.1. Agreements of Westborough.

            (a) Westborough covenants and agrees that, except as expressly contemplated by this Agreement, between the date of this Agreement and the Mid-Tier Effective Time, unless AVB shall otherwise agree in writing, (i) the business of Westborough shall be conducted only in, and Westborough shall not take any action except in, the usual, regular and ordinary course of business and in a manner consistent with prudent banking practice and generally to conduct its business in substantially the same way as heretofore conducted, and without limiting the foregoing, to continue to operate in the same geographic markets serving the same market segments and maintain its current loan, deposit, banking products and service programs on substantially the same terms and conditions, (ii) Westborough shall use its reasonable best efforts to preserve the business organization of Westborough, to keep available the present services of the officers, employees and consultants of Westborough and to preserve the current relationships and goodwill of Westborough with customers, suppliers and other Persons with which Westborough has business relationships, and (iii) Westborough shall take no action which would materially adversely affect or materially delay the ability of Westborough to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement.

            (b) By way of amplification and not limitation of Section 4.1(a) above, except as expressly contemplated by this Agreement, Westborough shall not do, nor shall Westborough permit any of its Affiliates, between the date of this Agreement and the Mid-Tier Effective Time, directly or indirectly, to do, or publicly announce an intention to do, any of the following without the prior written consent of AVB through its representative, its Chief Executive Officer (which consent shall not be unreasonably withheld):

                  (i) Capital Stock. Other than pursuant to the Equity Interests set forth in Section 5.2 of Westborough's Disclosure Schedules and outstanding on the date of this Agreement, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Westborough Financial Stock or any other Equity Interests in Westborough, or (ii) permit any additional shares of Westborough Financial Stock or other Equity Interests in Westborough to become subject to grants of employee or director stock options or other Equity Interests.

                  (ii) Dividends; Etc. (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Westborough Financial Stock, other than regular, quarterly cash dividends at a rate not in excess of $0.06 per share on Westborough Financial Common Stock, declared and paid in accordance with past practice (including with respect to the timing of such declaration and payment), or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, or issue any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (other than pursuant to the Equity Interests set forth in Section 5.2 of Westborough's Disclosure Schedules and outstanding on the date of this Agreement).

                  (iii) Contracts. Except as set forth in Section 4.1(b)(iii) of
            Westborough's Disclosure Schedules, or except in the ordinary course of business consistent with past practice, as required by law, as expressly contemplated by this Agreement or as otherwise permitted under this Section 4.1, enter into or terminate any Material Contract or amend or modify any of its existing Material Contracts.

                  (iv) Hiring. Hire any Person as an employee of Westborough or promote any employee, except (i) to satisfy contractual obligations existing as of the date of this Agreement and set forth in Section 4.1(b)(iv) of Westborough's Disclosure Schedules, and (ii) Persons hired to fill any vacancies arising after the date of this Agreement and whose employment is terminable at the will of Westborough, provided that Westborough shall not in any event hire any Person who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $75,000.

                  (v) Benefit Plans. Enter into, establish, adopt, renew or
            amend (except (i) as may be required by applicable law including, but not limited to, Section 409A of the Code, (ii) to satisfy contractual obligations existing as of the date of this Agreement and set forth in Section 4.1(b)(v) of Westborough's Disclosure Schedules, or (iii) as otherwise expressly contemplated by this Agreement) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Westborough (provided, however, that the restrictions contained in this Section 4.1(b)(v) concerning renewals shall apply only to those Benefit Plans with a term greater than one (1) year) or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder except pursuant to this Agreement.

                  (vi) Dispositions. Sell, transfer, mortgage, encumber or
            otherwise dispose of or discontinue any of its assets, deposits, business or properties, or cancel or release any indebtedness of a Person or any claims held by any Person, except in the ordinary course of business consistent with past practice.

                  (vii) Compensation; Employment Agreements. Except as
            contemplated by this Agreement or by Section 4.1(b)(vii) of Westborough's Disclosure Schedules, enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any trustee, director, officer or employee of Westborough or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for
            (i) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that such increases shall not result in an annual adjustment in total compensation of more than 4% for any individual or 4% in the aggregate for all employees of Westborough, (ii) other changes that are required by applicable law, including, but not limited to,
            Section 409A of the Code, (iii) bonuses payable pursuant to the bonus plan for Westborough set forth (and not exceeding in the aggregate the amount set forth) in Section 4.1(b)(vii) of Westborough's Disclosure Schedules, and (iv) payments pursuant to
            Section 7.10(g) hereof.

                  (viii) Environmental. Foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Hazardous Substance in amounts which, if such foreclosure were to occur, could be material.

                  (ix) Insurance. Renew, amend or permit to expire, lapse or terminate, or knowingly take any action reasonably likely to result in the creation, renewal, amendment, expiration, lapse or termination of any insurance policies referred to in Section 5.29 hereof; provided, however, that the restrictions contained in this
            Section 4.1(b)(ix) concerning renewal shall apply only to those insurance policies with a term greater than one (1) year or for which a fully earned premium has been or will be or is required to be paid at the commencement of the coverage period (or such renewal coverage period).

                  (x) Parachute Payments.

                        (A) The provisions of this Section 4.1(b)(x)(A) shall
                  apply to payments to or for the benefit of Persons other than JFM, John L. Casagrande and Vickie A. Bouvier. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Westborough or any of its Subsidiaries take any action or make any payments that could result, in the reasonable opinion of AVB, Westborough and their professional advisors, either individually or in the aggregate, in the payment of an "excess parachute payment" within the meaning of
                  Section 280G of the Code or that could result, in the reasonable opinion of Assabet or its professional advisors, either individually or in the aggregate, in payments that would be nondeductible pursuant to Section 162(m) of the Code;

                        (B) In no event shall Westborough or any of its
                  Subsidiaries pay (or agree to pay) to or for the benefit of JFM, John L. Casagrande or Vickie A. Bouvier any amount that could be deemed to be in the nature of compensation other than (i) regular incremental payments of his or her salary, management bonus and fringe benefits of general applicability at the rates and under the programs now in effect and disclosed in Section 4.1(b)(x) of Westborough's Disclosure Schedules, (ii) reimbursement of his or her business expenses in the ordinary course consistent with past practices, and
                  (iii) payments required to be made to such individual under the applicable Payments and Waiver Agreement (including payments under all "Permitted Arrangements" as defined under the applicable Payments and Waiver Agreements).

                  (xi) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith) all or any portion of the assets, business, deposits or properties of any other entity, including by merging or consolidating with, or by purchasing an Equity Interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, other business organization or any division thereof, or any material amount of assets, other than in the ordinary course of business consistent with past practice.

                  (xii) Investments. Make (i) any material investment either by purchase of stock or securities, contributions to capital, property transfers, (ii) any material purchase of any property or assets of any other Person, or (iii) any commitment to make such an investment or purchase other than in the ordinary course of business consistent with past practice.

                  (xiii) Capital Expenditures. Other than as set forth in
            Section 4.1(b)(xiii) of Westborough's Disclosure Schedules, make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate.

                  (xiv) Governing Documents. Amend the Westborough Financial
            Charter or Westborough Financial Bylaws or the corporate charter or bylaws (or equivalent documents) of any other Westborough entity.

                  (xv) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

                  (xvi) Claims. Other than as set forth in Section 4.1(b)(xvi)
            of Westborough's Disclosure Schedules, enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Westborough is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by Westborough of an amount which exceeds $25,000 individually or $100,000 in the aggregate and/or would impose any material restriction on the business of Westborough.

                  (xvii) Derivatives Contracts. Enter into any Derivatives
            Contract.

                  (xviii) Indebtedness. Incur any indebtedness for borrowed
            money (other than deposits, federal funds purchased, cash management accounts, borrowings from the Federal Home Loan Bank of Boston and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice), including issuing any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or renewals thereof, other than in the ordinary course of business consistent with past practice.

                  (xix) Taxes. Other than as set forth in Section 4.1(b)(xix)
            of Westborough's Disclosure Schedules, or with the cooperation of and in consultation with AVB, make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a material refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment; provided, that, for purposes of this subparagraph (xix), "material" shall mean affecting or relating to $250,000 of taxable income.

                  (xx) Lending. Make (i) any commercial or commercial real
            estate loan that exceeds (or causes the total loans to one borrower or related group of borrowers to exceed) $1,000,000, (ii) any unsecured loan that exceeds $100,000,
            (iii) any residential loan that exceeds $1,000,000, or (iv) any other loan that exceeds $1,000,000.

                  (xxi) Charitable Foundation. Make any contributions to the
            Westborough Savings Charitable Foundation, Inc.

                  (xxii) Investment Securities Portfolio. Other than in the
            ordinary course of business, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported.

                  (xxiii) Real Estate. Make any new or additional equity
            investment in real estate or commitment to make any such investment or in any real estate development project, other than (i) in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice, or (ii) as required by agreements or instruments in effect as of the date of this Agreement.

                  (xxiv) Loan and Investment Policies. Change in any material respect its loan or investment policies and procedures, except as required by regulatory authorities.

                  (xxv) Leases. Enter into or renew, amend or terminate, or
            give notice of a proposed renewal, amendment or termination of, or make any commitment with respect to (i) any lease, license, contract, agreement or commitment for office space, operations space or branch space, regardless of where located or to be located, to which Westborough is, or may be, a party or by which Westborough or any Westborough property is bound, other than in the ordinary course and consistent with past practices, or (ii) regardless of whether in the ordinary course or consistent with past practices, any such lease, license, contract, agreement or commitment involving an aggregate payment by or to Westborough of more than $25,000 or having a term of one year or more from the date of execution.

                  (xxvi) Defaults. Commit any act or omission which constitutes a material breach or default by Westborough under any agreement with any Governmental Authority or under any material contract or material license to which Westborough is a party or by which any of Westborough's properties is bound.

                  (xxvii) Adverse Actions. Take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Mid-Tier Effective Time, (y) any of the conditions to the MHC Merger and the Mid-Tier Merger set forth in Article VIII not being satisfied, or
            (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.

                  (xxviii) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of actions addressed to in Article IV.

      4.2. Agreements of Assabet.

            (a) Assabet covenants and agrees that, except as expressly contemplated by this Agreement, between the date of this Agreement and the Mid-Tier Effective Time, unless Westborough Financial shall otherwise agree in writing, (i) the business of Assabet shall be conducted only in, and Assabet shall not take any action except in, the usual, regular and ordinary course of business and in a manner consistent with prudent banking practice and generally to conduct its business in substantially the same way as heretofore conducted, and without limiting the foregoing, to continue to operate in the same geographic markets serving the same market segments and maintain its current loan, deposit, banking products and service programs on substantially the same terms and conditions, (ii) Assabet shall use its reasonable best efforts to preserve the business organization of Assabet, to keep available the present services of the officers, employees and consultants of Assabet and to preserve the current relationships and goodwill of Assabet with customers, suppliers and other Persons with which Assabet has business relationships, and
      (iii) Assabet shall take no action which would materially adversely affect or materially delay the ability of Assabet to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement.

            (b) By way of amplification and not limitation of Section 4.2(a) above, except as expressly contemplated by this Agreement, Assabet shall not do, nor shall Assabet permit any of its Affiliates, between the date of this Agreement and the Mid-Tier Effective Time, directly or indirectly, to do, or publicly announce an intention to do, any of the following without the prior written consent of Westborough Financial through its representative, its Chief Executive Officer (which consent shall not be unreasonably withheld):

                  (i) Contracts. Except in the ordinary course of business
            consistent with past practice, as required by law, as expressly contemplated by this Agreement or as otherwise permitted under this
            Section 4.2, enter into or terminate any Material Contract (as defined in Section 5.13) or amend or modify any of its existing Material Contracts.

                  (ii) Hiring. Hire any Person as an employee of Assabet or
            promote any employee, except (i) to satisfy contractual obligations existing as of the date of this Agreement and set forth in Section 4.2(b)(ii) of Assabet's Disclosure Schedules, and (ii) Persons hired to fill any vacancies arising after the date of this Agreement and whose employment is terminable at the will of Assabet, provided that Assabet shall not in any event hire any Person who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $75,000.

                  (iii) Benefit Plans. Enter into, establish, adopt, renew or amend (except (i) as may be required by applicable law including, but not limited to, Section 409A of the Code, (ii) to satisfy contractual obligations existing as of the date of this Agreement and set forth in Section 4.2(b)(iii) of Assabet's Disclosure Schedules, or (iii) as otherwise expressly contemplated by this Agreement) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Assabet (provided, however, that the restrictions contained in this Section 4.2(b)(iii) concerning renewals shall apply only to those Assabet Benefit Plans with a term greater than one (1) year) or take any action to accelerate the vesting or payment of any other compensation or benefits payable thereunder except pursuant to this Agreement.

                  (iv) Dispositions. Sell, transfer, mortgage, encumber or
            otherwise dispose of or discontinue any of its assets, deposits, business or properties, or cancel or release any indebtedness of a Person or any claims held by any Person, except in the ordinary course of business consistent with past practice.

                  (v) Compensation; Employment Agreements. Except as
            contemplated by this Agreement or by Section 4.2(b)(v) of Assabet's Disclosure Schedules, enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any trustee, director, officer or employee of Assabet or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (i) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that other than as set forth in Section 4.2(b)(v) of Assabet's Disclosure Schedules, such increases shall not result in an annual adjustment in total compensation of more than 4% for any individual or 4% in the aggregate for all employees of Assabet, (ii) other changes that are required by applicable law, including, but not limited to, Section 409A of the Code, or (iii) bonus payments in the ordinary course of business consistent with past practices.

                  (vi) Environmental. Foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Hazardous Substance in amounts which, if such foreclosure were to occur, could be material.

                  (vii) Insurance. Amend or permit to expire, lapse or
            terminate, or knowingly take any action reasonably likely to result in the creation, renewal, amendment, expiration, lapse or termination of any insurance policies referred to in Section 6.29 hereof.

                  (viii) Acquisitions. Acquire (other than by way of
            foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith) all or any portion of the assets, business, deposits or properties of any other entity, including by merging or consolidating with, or by purchasing an Equity Interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, other business organization or any division thereof, or any material amount of assets, other than in the ordinary course of business consistent with past practice.

                  (ix) Investments. Make (i) any material investment either by purchase of stock or securities, contributions to capital, property transfers, (ii) any material purchase of any property or assets of any other Person, or (iii) any commitment to make such an investment or purchase other than in the ordinary course of business consistent with past practice.

                  (x) Securities. Purchase any securities except securities
            rated "A" or higher by either Standard & Poor's Ratings Services or Moody's Investors Service and otherwise in the ordinary course of business consistent with past practice.

                  (xi) Capital Expenditures. Other than as set forth in Section
            4.2(b)(xi) of Assabet's Disclosure Schedules, make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $200,000 in the aggregate.

                  (xii) Governing Documents. Amend the AVB Charter or AVB
            Bylaws or the corporate charter or bylaws (or equivalent documents) of any other Assabet entity.

                  (xiii) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

                  (xiv) Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Assabet is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by Assabet of an amount which exceeds $50,000 individually or $200,000 in the aggregate and/or would impose any material restriction on the business of Assabet.

                  (xv) Derivatives Contracts. Enter into any Derivatives
            Contract.

                  (xvi) Indebtedness. Incur any indebtedness for borrowed money
            (other than deposits, federal funds purchased, cash management accounts, borrowings from the Federal Home Loan Bank of Boston and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice), including issuing any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or renewals thereof, other than in the ordinary course of business consistent with past practice.

                  (xvii) Taxes. Other than as set forth in Section 4.2(b)(xvii)
            of Assabet's Disclosure Schedules, other than with the cooperation of and in consultation with Westborough, make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a material refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment; provided, that, for purposes of this subparagraph
            (xvii), "material" shall mean affecting or relating to $250,000 of taxable income.

                  (xviii) Lending. Make (i) any commercial or commercial real estate loan that exceeds (or causes the total loans to one borrower or related group of borrowers to exceed) $2,000,000, (ii) any unsecured loan that exceeds $200,000,
            (iii) any residential loan that exceeds $2,000,000, or (iv) any other loan that exceeds $2,000,000.

                  (xix) Charitable Foundation. Make any contributions to the
            Hudson Savings Charitable Foundation, Inc.

                  (xx) Investment Securities Portfolio. Other than in the
            ordinary course of business, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported.

                  (xxi) Real Estate. Make any new or additional equity
            investment in real estate or commitment to make any such investment or in any real estate development project, other than (i) in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice, or (ii) as required by agreements or instruments in effect as of the date of this Agreement.

                  (xxii) Loan and Investment Policies. Change in any material respect its loan or investment policies and procedures, except as required by regulatory authorities.

                  (xxiii) Leases. Enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of, or make any commitment with respect to (i) any lease, license, contract, agreement or commitment for office space, operations space or branch space, regardless of where located or to be located, to which Assabet is, or may be, a party or by which Assabet is or any Assabet is property is bound, other than in the ordinary course and consistent with past practices.

                  (xxiv) Defaults. Commit any act or omission which constitutes a material breach or default by Assabet under any agreement with any Governmental Authority or under any material contract or material license to which Assabet is a party or by which any of Assabet's properties is bound.

                  (xxv) Adverse Actions. Take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Mid-Tier Effective Time, (y) any of the conditions to the MHC Merger or the Mid-Tier Merger set forth in Article VIII not being satisfied, or
            (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.

                  (xxvi) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any actions addressed in
            Article IV.

                                  ARTICLE V.
                 REPRESENTATIONS AND WARRANTIES OF WESTBOROUGH

      As a material inducement to AVB, Hudson and Merger Sub to enter into this Agreement, and with the understanding that AVB, Hudson and Merger Sub will be relying thereon in consummating the Transactions, the Westborough parties, jointly and severally, hereby represent and warrant to AVB, Hudson and Merger Sub that except as set forth in Westborough's Disclosure Schedules delivered by Westborough to AVB on the date of this Agreement, the statements contained in this Article V are true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties made as of a specific time, which shall be true and correct as of such time. Westborough's Disclosure Schedules are arranged in sections corresponding to the sections and subsections of this Article V, and disclosure in one section of Westborough's Disclosure Schedules shall constitute disclosure for all sections of Westborough's Disclosure Schedules only to the extent to which the applicability of such disclosure is reasonably apparent.

      5.1. Organization, Standing and Authority.

            (a) Westborough Financial. Westborough Financial is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. Westborough Financial is duly qualified to do business and is in corporate good standing in each jurisdiction where its ownership or leasing of property or assets, or the conduct of its business, requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect. Westborough Financial has in full force and effect all federal, state, local and foreign governmental authorizations necessary for it to own, operate or lease its properties and assets and to carry on its business as now conducted. Westborough Financial is a bank holding company registered with the Federal Reserve Board under the BHCA. The Westborough Financial Charter and Westborough Financial Bylaws, copies of which have previously been made available to AVB, are true, complete and correct copies of such documents in effect as of the date of this Agreement. Westborough Financial is not in violation of any provision of the Westborough Financial Charter or Westborough Financial Bylaws. The minute books of Westborough Financial contain, in all material respects, true and accurate records of all meetings held and corporate actions taken since January 1, 2003 of Westborough Financial's shareholders and the Westborough Financial Board (including committees of the Westborough Financial Board), other than minutes which have not been prepared as of the date of this Agreement.

            (b) Westborough MHC. Westborough MHC is a mutual holding company duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. Westborough MHC is duly qualified to do business and is in corporate good standing in each jurisdiction where its ownership or leasing of property or assets, or the conduct of its business, requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect. Westborough MHC has in full force and effect all federal, state, local and foreign governmental authorizations necessary for it to own, operate or lease its properties and assets and to carry on its business as now conducted. Westborough MHC is a bank holding company registered with the Federal Reserve Board under the BHCA. The Westborough MHC Charter and Westborough MHC Bylaws, copies of which have previously been made available to AVB, are true, complete and correct copies of such documents in effect as of the date of this Agreement. Westborough MHC is not in violation of any provision of the Westborough MHC Charter or Westborough MHC Bylaws. The minute books of

      Westborough MHC contain, in all material respects, true and accurate records of all meetings held and corporate actions taken since January 1, 2003 of Westborough MHC's shareholders and the Westborough MHC Board of Trustees (including committees of the Westborough MHC Board of Trustees), other than minutes which have not been prepared as of the date of this Agreement.

            (c) Westborough Bank. Westborough Bank is a stock form savings bank duly organized and validly existing under the laws of The Commonwealth of Massachusetts. Westborough Bank is duly qualified to do business and is in corporate good standing in each jurisdiction where its ownership or leasing of property or assets, or the conduct of its business, requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect. Westborough Bank has in full force and effect all federal, state, local and foreign governmental authorizations necessary for it to own, operate or lease its properties and assets and to carry on its business as now conducted. The Westborough Bank Charter and Westborough Bank Bylaws, copies of which have previously been made available to AVB, are true, complete and correct copies of such documents in effect as of the date of this Agreement. Westborough Bank is not in violation of any provision of the Westborough Bank Charter or Westborough Bank Bylaws. The minute books of Westborough Bank contain, in all material respects, true and accurate records of all meetings held and corporate actions taken since January 1, 2003 of Westborough Bank's shareholders and the Westborough Bank Board of Directors (including committees of the Westborough Bank Board of Directors), other than minutes which have not been prepared as of the date of this Agreement. The deposit accounts of Westborough Bank are insured by the Deposit Insurance Fund maintained by the FDIC and the Deposit Insurance Fund of the Depositors Insurance Fund of Massachusetts in the manner and to the maximum extent provided by applicable law, and Westborough Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations. Westborough Bank is not obligated to make any payments for premiums and assessments and it has filed all reports required by the FDIC. No proceedings for the revocation or termination of such deposit insurance are pending or, to the best knowledge of Westborough, threatened.

      5.2. Westborough Financial Capital Stock. Westborough MHC is a mutual holding company and has no authorized capital stock. The authorized capital stock of Westborough Financial consists solely of 5,000,000 shares of Westborough Financial Common Stock, of which 1,027,893 shares are held by Westborough MHC and 567,881 shares are Outstanding Shares as of the date of this Agreement, and 1,000,000 shares of Westborough Financial Preferred Stock, of which no shares are outstanding. As of the date of this Agreement, no shares of Westborough Financial Common Stock were held in treasury by Westborough Financial. No shares of Westborough Financial Stock are held by Westborough Financial's Subsidiaries. The outstanding shares of Westborough Financial Stock have been duly authorized and validly issued and are fully paid and non-assessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof, and none of the outstanding shares of Westborough Financial Stock have been issued in violation of the preemptive rights of any Person. Section 5.2 of Westborough's Disclosure Schedules sets forth, for each Westborough Financial Option, the name of the grantee, the date of the grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of Westborough Financial Common Stock subject to each option, the number of shares of Westborough Financial Common Stock subject to options that are currently exercisable and the exercise price per share. Except as set forth in the preceding two sentence(s), there are no shares of Westborough Financial Stock reserved for issuance, Westborough Financial does not have any options, warrants or other Equity Interests issued or outstanding, and Westborough Financial does not have any commitment to authorize, issue or sell any Westborough Financial Stock or other Equity Interests in Westborough Financial. There are no outstanding contractual obligations of Westborough Financial to repurchase, redeem or otherwise acquire any shares of capital stock of, or other Equity Interests in, Westborough Financial or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Westborough Financial. Except for restricted shares issued pursuant to the Westborough Financial Services, Inc. 2001 Recognition and Retention Plan, all of which vest upon a change of control, there are no shares of Westborough Financial Common Stock outstanding which are subject to vesting over time or upon the satisfaction of any condition precedent, or which are otherwise subject to any right or obligation of repurchase or redemption on the part of Westborough Financial.

      5.3. Subsidiaries.

            (a) (1) Westborough MHC has disclosed in Section 5.3(a) of Westborough's Disclosure Schedules a list of all of its Subsidiaries, together with the jurisdiction of organization of each such Subsidiary and the percentage and type of equity security owned or controlled by Westborough MHC, (2) Westborough MHC owns approximately 64.5% of the issued and outstanding shares of Westborough Financial, and Westborough Financial owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries (including Westborough
      Bank), and all of such equity securities are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, (3) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to Westborough Financial) by reason of any Equity Interest or otherwise, (4) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to Westborough Financial or any of its wholly-owned Subsidiaries), (5) there are no contracts, commitments, understandings, or arrangements relating to Westborough Financial's rights to vote or to dispose of such securities, (6) all the equity securities of Westborough Financial's Subsidiaries held by Westborough Financial or its Subsidiaries are fully paid and nonassessable and are owned by Westborough Financial or its Subsidiaries free and clear of any Liens, and (7) there are no outstanding contractual obligations of any Subsidiary of Westborough Financial to repurchase, redeem or otherwise acquire any shares of capital stock of, or other Equity Interests in, Westborough Financial or any such Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any such Subsidiary of Westborough Financial.

            (b) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, Westborough Financial does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or joint venture of any kind other than Westborough Bank and its Subsidiaries and stock in the Federal Home Loan Bank of Boston.

            (c) Each of Westborough Bank's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect.

            (d) The corporate charter and bylaws, or equivalent organizational documents, of each of Westborough Bank's Subsidiaries, copies of which have previously been made available to AVB, are true, correct and complete copies of such documents in effect. No Westborough Bank Subsidiary is in violation of any provision of its corporate charter, bylaws or equivalent organizational documents. The minute books of each of Westborough Bank's Subsidiaries contain, in all material respects, true and accurate records of all meetings held and corporate actions taken since January 1, 2003 of its shareholders and Board of Directors (including committees of its Board of Directors), other than minutes which have not been prepared as of the date of this Agreement.

      5.4. Corporate Power. Westborough has the requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate all its properties and assets; and Westborough has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to (i) receipt of all necessary approvals of Governmental Authorities, (ii) the approval of this Agreement by the holders of two-thirds of the outstanding shares of Westborough Financial Common Stock,
(iii) the approval of this Agreement by a two-thirds vote of the corporators of Westborough MHC, and (iv) any other approvals set forth in Section 5.4 of Westborough's Disclosure Schedules.

      5.5. Corporate Authority. Subject to (i) the approval of this Agreement by the holders of two-thirds of the outstanding shares of Westborough Financial Common Stock, (ii) the approval of this Agreement by two-thirds of the corporators of Westborough MHC, and (iii) any other approvals set forth in
Section 5.4 of Westborough's Disclosure Schedules, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Westborough. The execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been declared advisable by, and have been duly and validly approved by the requisite vote of, the Westborough MHC Board of Trustees and the Westborough Financial Board. The Westborough Financial Board (i) has directed that this Agreement and the transactions contemplated hereby, including the Mid-Tier Merger, be submitted to the shareholders of Westborough Financial for approval at a meeting of such shareholders, and (ii) has recommended that the shareholders of Westborough Financial approve this Agreement and the transactions contemplated hereby. The Westborough parties have duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by AVB, Hudson and Merger Sub, this Agreement is a valid and legally binding obligation of the Westborough parties, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

      5.6. Regulatory Approvals; No Defaults.

            (a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by

      Westborough in connection with the execution, delivery or performance by the Westborough parties of this Agreement or the Bank Merger Agreement, as applicable, or to consummate the Transactions and the other transactions contemplated hereby and thereby, except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the FDIC, the Massachusetts Bank Commissioner, the Depositors Insurance Fund of Massachusetts, the Massachusetts Board and the MHPF, as required, (B) filings with the SEC and state securities authorities in connection with the solicitation of proxies from Westborough Financial's shareholders for approval of the Mid-Tier Merger,
      (C) the filing of Articles of Merger with the Secretary of State of The Commonwealth of Massachusetts pursuant to the MBCA, (D) the approval of this Agreement by the holders of two-thirds of the outstanding shares of Westborough Financial Common Stock, and (E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the MHC Merger and the Bank Merger. As of the date of this Agreement, Westborough is not aware of any reason why the approvals set forth above and referred to in Section 8.1(c) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.1(c), or that the requisite approval of Westborough Financial's shareholders will not be obtained.

            (b) Subject to receipt of the approvals referred to in Section 5.6(a), and the expiration of related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement, as applicable, by the Westborough parties, and the consummation of the Transactions and the other transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under (or, with notice or lapse of time, or both, would constitute a default under), or give rise to any Lien, any acceleration of remedies or performance or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument of Westborough, or to which Westborough or any of its properties or assets is subject, affected or bound (whether as issuer, guarantor, obligor or otherwise), (B) constitute a breach or violation of, or a default under, the corporate charter or bylaws (or similar governing documents) of Westborough, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument.

      5.7. Financial Statements; Reports.

            (a) SEC Reports. Westborough Financial's Annual Reports on Form 10-KSB for the fiscal years ended September 30, 2005, September 30, 2004 and September 30, 2003 and all other reports (including reports on Form 10-QSB and Form 8-K), registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to September 30, 2003 with the SEC (collectively, Westborough Financial's "SEC Documents"), as of the date filed or to be filed and as amended prior to the date of this Agreement, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date, and (C) each of the balance sheets contained in or incorporated by reference into any such

      SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Westborough Financial and its Subsidiaries as of its date, and (D) each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Westborough Financial and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved (subject, in the case of unaudited interim statements, to normal fiscal year-end adjustments). Each of the consolidated financial statements of Westborough Financial and its Subsidiaries, including, in each case, the notes thereto, contained in the Westborough Financial SEC Documents comply, and the financial statements to be filed with the SEC by Westborough Financial after the date of this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of Westborough Financial and its Subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements. None of Westborough Financial's Subsidiaries is required to file any form, report or other document with the SEC.

            (b) Westborough MHC Financial Statements. The audited balance sheets of Westborough MHC at September 30, 2005, 2004 and 2003, and the related statements of operations, changes in retained earnings and cash flows (along with the report of the independent auditors and notes thereto), and the unaudited balance sheet and statements of operations, changes in retained earnings and cash flows as of and for the nine months ended June 30, 2006, in each case included in Section 5.7(b) of Westborough's Disclosure Schedules, fairly present the financial position of Westborough MHC as at such dates and the results of its operations for the periods then ended in accordance with GAAP, subject, in the case of the unaudited financial statements, to normal recurring year-end audit adjustments (none of which will be material) and the absence of footnotes.

            (c) Westborough Reports. Except as set forth in Section 5.7(c) of Westborough's Disclosure Schedules, since January 1, 2003, Westborough MHC, Westborough Financial and their Subsidiaries have timely filed, and subsequent to the date of this Agreement will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with
      (i) the Federal Reserve Board, (ii) the FDIC, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports, registrations and statements, together with any amendments thereto and the Westborough Financial SEC Documents, are collectively referred to in this Agreement as the "Westborough Reports") and have paid all fees and assessments due and payable in connection with any of the foregoing. As of the date filed or to be filed and as amended prior to the date of this Agreement, the Westborough Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed. Westborough Financial has made available to AVB true and complete copies of all amendments and modifications that have not been filed by Westborough Financial with the SEC to all agreements, documents and other instruments that previously had been filed by Westborough Financial with the SEC and are currently in effect. Except for normal periodic examinations conducted by a Bank Regulator in the regular course of the business of Westborough MHC, Westborough Financial and their Subsidiaries, since January 1, 2000, no Bank Regulator has initiated any proceeding or, to the best knowledge of Westborough, investigation into the business or operations of Westborough MHC, Westborough Financial or any of their Subsidiaries. Except as set forth in Section 5.7(c) of Westborough's Disclosure Schedules, Westborough MHC, Westborough Financial and their Subsidiaries have resolved all material violations, criticisms or exceptions by any Bank Regulator with respect to any such normal periodic examination.

            (d) Disclosure Controls and Procedures. Westborough Financial has established and maintains disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act. As of the end of the period covered by each applicable SEC Document, Westborough Financial has conducted an evaluation under the supervision and with the participation of its management, including Westborough Financial's Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of its disclosure controls and procedures, and has concluded that its disclosure controls and procedures are effective to ensure that information required to be disclosed in its SEC Document is made known to them by others within Westborough Financial on a timely basis, and in accordance with the requirements of the SEC's rules, regulations and forms. There are no significant deficiencies in the design or operation of Westborough Financial's internal controls, there are no material weaknesses in Westborough Financial's internal controls, and there has been no fraud, whether or not material, that involved management of Westborough Financial or any of its Subsidiaries who have a significant role in Westborough Financial's internal controls.

      5.8. Absence of Undisclosed Liabilities. Except for those liabilities set forth in Section 5.8 of Westborough's Disclosure Schedules or those liabilities that are appropriately reflected or reserved against in the balance sheets of Westborough Financial's SEC Documents, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement, or the transactions contemplated hereby, since January 1, 2003, none of Westborough MHC, Westborough Financial nor any of their Subsidiaries has incurred any obligation or liability (contingent or otherwise) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Westborough.

      5.9. Absence of Certain Changes or Events. Since September 30, 2005, except as set forth in Section 5.9 of Westborough's Disclosure Schedules or reflected in Westborough Financial's SEC Documents, there has not been (a) either individually or in the aggregate, any Material Adverse Effect and, to the best knowledge of Westborough, no fact or condition exists which is reasonably likely to cause such a Material Adverse Effect in the future, (b) any material damage, destruction or loss with respect to any property or asset of Westborough, (c) any change by Westborough in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by Westborough independent accountants, (d) any revaluation by Westborough of any asset, including, without limitation, writing off of notes or accounts receivable, other than in the ordinary course of business consistent with past practice, (e) any entry by Westborough into any contract or commitment (other than with respect to Loans, as hereinafter defined) of more than $30,000 or with a term of more than one
(1) year that is not terminable without penalty, (f) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of

Westborough or any redemption, purchase or other acquisition of any of its securities, (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any trustees, directors or officers of Westborough, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any other material action not in the ordinary course of business with respect to the compensation or employment of trustees, directors, officers or employees of Westborough, (h) any strike, work stoppage, slowdown or other labor disturbance, (i) any material election made by Westborough for federal or state income tax purposes,
(j) any change in the credit policies or procedures of Westborough, the effect of which was or is to make any such policy or procedure materially less restrictive in any material respect, (k) any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due), including, without limiting the generality of the foregoing, liabilities as guarantor under any guarantees or liabilities for taxes, other than in the ordinary course of business consistent with past practice, (l) any forgiveness or cancellation of any indebtedness or contractual obligation other than in the ordinary course of business consistent with past practice, (m) except with respect to funds borrowed by Westborough from the Federal Home Loan Bank, any mortgage, pledge, lien or lease of any assets, tangible or intangible, of Westborough with a value in excess of $25,000 in the aggregate, (n) any acquisition or disposition of any assets or properties having a value in excess of $25,000, or any contract for any such acquisition or disposition entered into other than loans and investment securities, or (o) any lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice.

      5.10. Litigation. Except as set forth in Section 5.10 of Westborough's Disclosure Schedules, there is no claim, suit, hearing, arbitration, action, proceeding (public or private) or investigation of any nature pending or, to the knowledge of Westborough, threatened, against Westborough or challenging the validity or propriety of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule, award or order of any legal or administrative body or arbitrator outstanding against Westborough having, or which insofar as reasonably can be foreseen, in the future could have, any such effect or restricting, or which could restrict, its ability to conduct business in any material respect in any area. Westborough is not aware of any facts which could reasonably give rise to any such claim, suit, action, investigation or other proceeding.

      5.11. Regulatory Matters.

            (a) Westborough is not a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, order to cease and desist with, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities, or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Westborough Regulatory Authorities"). No Westborough Regulatory Authority has either issued any order or directive specifically naming or referring to

      Westborough or required Westborough to adopt any board resolution, which order, directive or board resolution is currently in effect and restricts materially the conduct of Westborough's business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, credit policies, management or overall safety and soundness or its ability to perform its obligations hereunder. Except as set forth in Section 5.11(a) of Westborough's Disclosure Schedules, Westborough is not a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which Westborough is entitled to receive financial assistance or indemnification from any Governmental Authority. Westborough has paid all assessments made or imposed by any Westborough Regulatory Authority.

            (b) Westborough has not been advised by, and has no knowledge of facts which would reasonably be expected to give rise to an advisory notice by, any Westborough Regulatory Authority that such Westborough Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, cease and desist order, extraordinary supervisory letter, order, directive or board resolution referred to in Section 5.11(a).

      5.12. Compliance with Laws. Westborough:

            (a) is in material compliance with all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

            (b) has all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit Westborough to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Westborough's knowledge, no suspension or cancellation of any of them is threatened; and

            (c) has received, since December 31, 2000, no notification or communication from any Governmental Authority (A) asserting that Westborough is not in material compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or
      (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Westborough's knowledge, do any grounds for any of the foregoing exist).

      5.13. Material Contracts; Defaults.

            (a) Except for documents listed in Section 5.13 of Westborough's Disclosure Schedules or listed as exhibits to Westborough Financial's Annual Report on Form 10-KSB for the year ended September 30, 2005 or filed with Westborough Financial's Quarterly Report on Form 10-QSB for the quarters ended December 31, 2005, March 31, 2006 or June 30, 2006, or filed with any Westborough Financial Form 8-K that was filed with the SEC since September 30, 2005, none of Westborough MHC, Westborough Bank or Westborough Financial is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral):

                  (i) that is a "Material Contract" within the meaning of Item
            601(b)(10) of the SEC's Regulation S-K (whether or not filed as an exhibit to an SEC document);

                  (ii) that materially restricts the conduct of business by
            Westborough;

                  (iii) that is material to the financial condition, results of operations or business of Westborough;

                  (iv) that provides for the lease of real property;

                  (v) relating to the employment, including, without
            limitation, employment as a consultant, of any Person, or the election or retention in office, or severance of any present or former trustee, director or officer of Westborough;

                  (vi) with any labor union, or other employee representative or group of employees of Westborough;

                  (vii) by and between Westborough and/or any Affiliate
            thereof;

                  (viii) which, upon the consummation of the transactions
            contemplated by this Agreement or the Bank Merger Agreement will result in any payment (whether of severance pay or otherwise) becoming due from Westborough to any officer or employee thereof;

                  (ix) requiring that a particular line of business be
            maintained;

                  (x) which is a consulting or other agreement (including
            agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on sixty (60) days or less notice, involving the payment of more than $50,000 per annum;

                  (xi) except for Westborough Financial Stock Option Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement;

                  (xii) which purports to limit in any respect, the ability of
            Westborough or its businesses to solicit customers or the manner in which, or the localities in which, all or any substantial portion of the business of Westborough, taken as a whole, or, following consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, AVB and its Subsidiaries, is or would be conducted;

                  (xiii) providing for the indemnification by Westborough of any Person, other than customary agreements relating to the indemnity of directors, officers and employees of Westborough;

                  (xiv) that is a Joint Venture, acquisition or partnership
            agreement;

                  (xv) that grants any right of first refusal or right of first offer or similar right, or that limits (or purports to limit) the ability of Westborough to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business;

                  (xvi) providing for any material future payments that are
            conditioned, in whole or in part, on a change of control of Westborough;

                  (xvii) that contains a "most favored nation" clause;

                  (xviii) pertaining to the use of, or granting any right to use or practice any rights under, any Westborough intellectual property assets, whether Westborough is the licensee or licensor thereunder; or

                  (xix) that is an investment management, or investment
            advisory or sub-advisory, or any other contract for the provision of financial planning, brokerage (including, without limitation, insurance brokerage) or similar services not terminable on sixty
            (60) days or less notice.

            (b) Westborough is not in material default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by Westborough is currently outstanding.

      5.14. No Brokers. Excluding the arrangement disclosed in Section 5.14 of Westborough's Disclosure Schedules with a fee paid or payable to RBC Capital Markets Corporation ("RBC"), neither Westborough nor any of its officers, directors, employees, Affiliates or agents has employed any broker, finder or financial advisor, or incurred any liability for any fees or commissions, in connection with any of the transactions contemplated by this Agreement except for legal, accounting and other professional fees payable in connection with the Mid-Tier Merger and the other Transactions. Westborough will be responsible for the payment of all such fees. The fee payable to RBC in connection with the transactions contemplated by this Agreement is as described in an engagement letter between Westborough Financial and RBC, a true and complete copy of which has heretofore been furnished to AVB.

      5.15. Employee Benefit Plans.

            (a) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of Westborough (the "Westborough Employees") and current or former directors of Westborough including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Westborough Benefit Plans"), are disclosed in
      Section 5.15(a) of Westborough's Disclosure Schedules. True and complete copies of all Westborough Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Westborough Benefit Plans and all amendments thereto have been provided or made available to AVB.

            (b) All Westborough Benefit Plans are in substantial compliance with ERISA in all material respects. Each Westborough Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under
      Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and Westborough is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. There is no material pending or, to Westborough's knowledge, threatened litigation relating to the Westborough Benefit Plans. Westborough has not engaged in a transaction with respect to any Westborough Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could subject Westborough to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

            (c) All contributions required to be made under the terms of any Westborough Benefit Plan have been timely made or have been reflected on the financial statements of Westborough Financial included in Westborough Financial's SEC Documents.

            (d) Neither Westborough, nor any entity which is considered one employer with Westborough under Section 4001(a)(15) or Section 414 of the Code (an "ERISA Affiliate"), has incurred any liability under Title IV of ERISA which will not have been paid in full prior to the Closing. Other than as disclosed in Section 5.15(d) of Westborough's Disclosure Schedules, neither Westborough nor any ERISA Affiliate has ever maintained a Multiemployer Plan.

            (e) There are no pending or, to the knowledge of Westborough, threatened claims by or on behalf of any Westborough Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Westborough Benefit Plans, alleging any breach of fiduciary duty on the part of Westborough or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments for which Westborough may be liable (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of Westborough, any basis for such claim. The Westborough Benefit Plans are not the subject of any pending (or to the knowledge of Westborough, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

            (f) With respect to any Westborough Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan") and except as disclosed in Section 5.15(f) of Westborough's Disclosure Schedules, to Westborough's knowledge, (i) each Welfare Plan for which contributions are claimed by Westborough as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section

      4976(b) of the Code) that would result in the imposition of a tax under
      Section 4976(a) of the Code, (iii) any Westborough Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date without incurring any liability thereunder.

            (g) Except as disclosed in Section 5.15(g) of Westborough's Disclosure Schedules, Westborough has no obligations for retiree health and life benefits under any Westborough Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

            (h) Except as set forth in Section 5.15(h) of Westborough's Disclosure Schedules, neither the execution of this Agreement, nor shareholder approval of this Agreement, nor consummation of the Transactions will (i) entitle any employees of Westborough to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Westborough Benefit Plans, (iii) result in any breach or violation of, or a default under, any of the Westborough Benefit Plans, (iv) result in any payment that would be a "parachute payment" to a "disqualified individual," as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, or (v) result in any payment that would be nondeductible pursuant to Section 162(m) of the Code.

      5.16. Labor Matters. Westborough is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Westborough the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Westborough to bargain with any labor organization as to wages or conditions of employment, nor is there any strike, work stoppage or other labor dispute, arbitration, lawsuit or administrative proceeding involving it pending or, to Westborough's knowledge, threatened, nor is Westborough aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity. No employees of Westborough are represented by any labor union.

      5.17. Environmental Matters. Except as set forth in Section 5.17 of Westborough's Disclosure Schedules:

            (a) To Westborough's knowledge, Westborough is in material compliance with applicable Environmental Laws;

            (b) To Westborough's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by Westborough, or any property in which Westborough has held a security interest, Lien or a fiduciary or official management role within the past five (5) years ("Westborough Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

            (c) To Westborough's knowledge, Westborough has not participated in the management regarding Hazardous Substances of any Westborough Loan Property which has been contaminated with any Hazardous Substance except in compliance with Environmental Laws;

            (d) To Westborough's knowledge, Westborough has no present material liability for any Hazardous Substance contamination on any third party property;

            (e) Westborough has not received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law;

            (f) To Westborough's knowledge, Westborough is not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law;

            (g) To Westborough's knowledge, there are no existing conditions involving Westborough, any currently or formerly owned or operated property, or any Westborough Loan Property, that could reasonably be expected to result in any material claims, or liability against Westborough, or result in any restrictions on the ownership, use or transfer of any currently owned property pursuant to any Environmental Law; and

            (h) To Westborough's knowledge, Westborough has delivered or made available to AVB copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information concerning known environmental conditions in its possession, or reasonably available to it, relating to Westborough and any currently or formerly owned or operated property or any Westborough Loan Property.

      As used in this Agreement, the term "Environmental Laws" shall mean any federal, state or local law, regulation, order, decree, permit, authorization, or agency requirement in effect at or prior to the date of this Agreement relating to: (A) the protection or restoration of the environment, health, or natural resources, (B) the handling, use, disposal, or release of any Hazardous Substance, or (C) wetlands, indoor air, pollution, contamination or any material injury to Persons or property in connection with any Hazardous Substance; and the term "Hazardous Substance" shall mean any substance that is:
(A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials, or (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law but, excluding substances of kinds and in amounts ordinarily and customarily used or stored for the purpose of cleaning or other maintenance operations and otherwise in compliance with Environmental Law.

      5.18. Tax Matters.

            (a) For the taxable periods ended September 30, 2005, 2004 and 2003, Westborough has filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by Westborough (whether or not shown on any Tax Return) have been paid other than Taxes (i) which are not yet due, (ii) which are being contested in good faith as described in Section 5.18 of

      Westborough's Disclosure Schedules, or (iii) for which adequate reserves have been accrued in the balance sheets contained on Westborough Financial's SEC Documents. Westborough is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Westborough does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Westborough.

            (b) Westborough has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

            (c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Westborough. Westborough has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where Westborough has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Westborough.

            (d) Westborough has provided AVB with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to Westborough for taxable periods ended September 30, 2005, 2004 and 2003. Westborough has disclosed in Section 5.18 of Westborough's Disclosure Schedules those Tax Returns that have been audited during the last three years, and those Tax Returns that currently are the subject of an audit. Westborough has delivered to AVB correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by Westborough, filed for the years ended September 30, 2005, 2004 and 2003. Westborough has timely and properly taken such actions in response to, and in compliance with, notices Westborough has received from the Internal Revenue Service in respect of information reporting and backup and nonresident withholding as are required by law, including the notation in their records of any B notices or C notices received with respect to any depositors, customer, shareholders or payees.

            (e) Westborough has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (f) Westborough has not filed a consent under Code Section 341(f) concerning collapsible corporations. Except as set forth in Section 5.18(f) or Westborough's Disclosure Schedules, Westborough is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Tax law), or (ii) any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local or foreign Tax law). Westborough Financial has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Westborough has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Westborough is not a party to or bound by any Tax allocation or sharing agreement. Westborough

      (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group, the common parent of which was Westborough Financial), and (ii) has no liability for the Taxes of any Person (other than Westborough) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (g) The unpaid Taxes of Westborough (i) did not, as of the end of the most recent period covered by Westborough Financial's SEC Documents filed on or prior to the date of this Agreement, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements included in Westborough Financial's SEC Documents filed on or prior to the date of this Agreement (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Westborough in filing its Tax Returns. Since the end of the most recent period covered by Westborough Financial's SEC Documents filed prior to the date of this Agreement, Westborough has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

            (h) Westborough will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Code
      Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date,
      (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received on or prior to the Closing Date.

      5.19. Risk Management Instruments. Westborough is not a party, nor has it agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives," or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of Westborough, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. Westborough has duly performed, in all material respects, all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Westborough's knowledge, there are no breaches, violations or defaults, or allegations or assertions of such, by any party thereunder which would have, or would reasonably be expected to have, a Material Adverse Effect on Westborough.

      5.20. Investment Securities. Except for pledges to secure public and trust deposits, Federal Reserve borrowings, Federal Home Loan Bank advances, repurchase agreements and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the balance sheet of Westborough Financial contained in its most recent Form 10-KSB filed with the SEC, and none of the material investments made by Westborough since October 1, 2005, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time. The information (including electronic information and information contained on tapes and computer disks) with respect to all investment securities (including mortgaged-backed securities) of Westborough furnished to AVB by Westborough is, as of the respective dates indicated therein, true and correct in all material respects.

      5.21. Loans; Nonperforming and Classified Assets.

            (a) Each loan agreement, note or borrowing arrangement (whether written or oral), including, without limitation, portions of outstanding lines of credit, loan commitments, leases, credit enhancements and guarantees (collectively, "Loans"), on the books and records of Westborough (i) was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, (ii) is evidenced in all material respects by appropriate and sufficient documentation, and (iii) to the knowledge of Westborough, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles. The information (including electronic information and information contained on tapes and computer disks) with respect to all Loans of Westborough furnished to AVB by Westborough is, as of the respective dates indicated therein, true and correct in all material respects. To the best knowledge of Westborough, all Loans originated, directly or through third party mortgage brokers, have been originated in compliance with all federal, state and local laws, including, without limitation, the Real Estate Settlement Procedures Act of 1974, as amended.

            (b) Westborough has disclosed in Section 5.21(b) of Westborough's Disclosure Schedules, as of the latest practicable date: (i) any written or oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to Westborough's knowledge, in default of any other material provision thereof, (ii) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by Westborough or an applicable regulatory authority (it being understood that no representation is being made that FDIC or Staff of the Massachusetts Bank Commissioner would agree with the loan classifications established by Westborough), (iii) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof, and (iv) each Loan with any director, executive officer or five percent or greater shareholder of Westborough, or to the knowledge of Westborough, any Person controlling, controlled by or under common control with any of the foregoing.

            (c) No agreement, pursuant to which any Loans or other assets have been or shall be sold by Westborough, entitled the buyer of such Loans or other assets, unless there is material breach of a representation or covenant by Westborough, to cause Westborough to repurchase such Loan or other asset, or the buyer to pursue any other form of recourse against Westborough.

      5.22. Bank Owned Life Insurance. Westborough has disclosed in Section
5.22 of Westborough's Disclosure Schedules a true, correct and complete description of all Bank Owned Life Insurance ("BOLI") owned by Westborough. Except as set forth in Section 5.22 of Westborough's Disclosure Schedules, the value of such BOLI, as of the date of this Agreement, is fairly and accurately reflected on Westborough Financial's balance sheet contained in Westborough Financial's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 in accordance with GAAP. Except as set forth in Section 5.22 of Westborough's Disclosure Schedules, all life insurance policies on the lives of any of the current and former officers and directors of Westborough that are maintained by Westborough and are otherwise included as assets on the books of Westborough are, or will at the Mid-Tier Effective Time be, owned by Westborough, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which Westborough agrees that there will not be an amendment prior to the Mid-Tier Effective Time without the consent of AVB.

      5.23. Properties. The real and material personal property owned by Westborough or presently used by Westborough in its business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. Westborough has good and marketable title, free and clear of all Liens, to all of the real and material personal properties and assets reflected on the consolidated statement of financial condition of Westborough Financial as of September 30, 2005, included in Westborough Financial's SEC Documents or acquired after such date, other than properties sold by Westborough in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not, individually or in the aggregate, material in character, amount or extent, and
(iv) as reflected on the consolidated statement of financial condition of Westborough Financial as of September 30, 2005, included in Westborough Financial's SEC Documents. All real and personal property which is material to Westborough's business on a consolidated basis and leased or licensed by Westborough is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms, and such leases will not terminate or lapse prior to the Mid-Tier Effective Time, and there exists no material default under any such leases or licenses by Westborough nor, to the knowledge of Westborough and except as set forth in Section 5.23 of Westborough's Disclosure Schedules, any event which, with notice or lapse of time or both, would constitute a material default thereunder by Westborough, except for such defaults which, individually, or in the aggregate, would not result in the forfeiture of the use or occupancy of the property covered by such lease or in a material liability to Westborough.

      5.24. Intellectual Property. Westborough owns or possesses valid and binding licenses and other rights to use, without payment of any material amount, all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, all of which have been disclosed in Section 5.24 of Westborough's Disclosure Schedules, and Westborough has not received any notice of conflict with respect thereto that asserts the right of others. Westborough has performed, in all material respects, all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

      5.25. Fiduciary Accounts. Westborough does not engage in any trust business, nor does it administer or maintain accounts for which it acts as a fiduciary (other than individual retirement accounts and Keogh accounts), including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

      5.26. Capitalization. Westborough has elected to qualify as a "financial holding company" under the Gramm-Leach-Bliley Act of 1999. Westborough Bank is "well capitalized," as such term is defined in the rules and regulations promulgated by the FDIC. Westborough Bank would be "well capitalized," as such term is defined in the rules and regulations promulgated by the Federal Reserve Board if Westborough Bank were a state-chartered member bank.

      5.27. Community Reinvestment Act, Bank Secrecy, Anti-Money Laundering and Customer Information Security. Westborough is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist which would cause Westborough Bank: (i) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than "satisfactory;" or (ii) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA Patriot Act of 2001, Public Law 107-56 (the "USA Patriot Act"), and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any applicable federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Westborough Bank pursuant to 12 C.F.R. Part 364. Furthermore, the Board of Directors of Westborough Bank has adopted, and Westborough Bank has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that have not been deemed ineffective in any material respects by any Bank Regulators and that meet the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

      5.28. Books and Records. The books and records of Westborough are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect, in all material respects, all dealings and transactions in respect of the business, assets, liabilities and affairs of Westborough.

      5.29. Insurance. Westborough has disclosed in Section 5.29 of Westborough's Disclosure Schedules all of the material insurance policies, binders or bonds currently maintained by Westborough ("Insurance Policies"). Westborough is insured with reputable insurers against such risks and in such amounts as the management of Westborough reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; Westborough is not in material default thereunder and has not received any notice of non-renewal or cancellation with respect thereto; and all claims thereunder have been filed in due and timely fashion, and Westborough has timely provided such insurers with due notice of all matters which may reasonably become a claim or otherwise constitute a basis for seeking recovery under the Insurance Policies. There is no claim pending under any Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.

      5.30. Allowance for Loan Losses. Westborough's allowance for loan losses is in compliance with Westborough's existing methodology for determining the adequacy of its allowance for loan losses and, to the knowledge of Westborough, the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is adequate under all such standards.

      5.31. Credit Card Accounts. Except as set forth in Section 5.31 of Westborough's Disclosure Schedules, Westborough does not originate, maintain or administer credit card accounts.

      5.32. Merchant Processing. Except as set forth in Section 5.32 of Westborough's Disclosure Schedules, Westborough does not provide, and has not provided, merchant credit card processing services to any merchants.

      5.33. Transactions with Affiliates. All "covered transactions" between Westborough Bank and an "affiliate," within the meaning of Sections 23A and 23B of the Federal Reserve Act, have been in compliance with such provisions and the provisions of Federal Reserve Board Regulation W.

      5.34. Required Vote; Antitakeover Provisions.

            (a) The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Westborough Financial Common Stock eligible to vote at the Westborough Financial Meeting is necessary to approve this Agreement and the Transactions on behalf of Westborough Financial. Except as set forth in Section 5.4 of Westborough's Disclosure Schedules, no other vote of the shareholders of Westborough Financial is required by law, the Westborough Financial Charter, Westborough Financial Bylaws or otherwise to approve this Agreement and the Transactions.

            (b) The affirmative vote of two-thirds of the trustees of Westborough MHC and at least two-thirds of the corporators of Westborough MHC at a special meeting called to consider the subject is necessary to approve the MHC Merger on behalf of Westborough MHC. No other vote of the trustees or corporators of Westborough MHC is required by law, the Westborough MHC

      Charter, the Westborough MHC Bylaws or otherwise to approve this Agreement and the Transactions.

            (c) Assuming the accuracy of the representation and warranty of AVB and Merger Sub contained in Section 6.35, no "control share acquisition," "business combination moratorium," "fair price" or other form of antitakeover statute or regulation, including, without limitation, MGL Chapter 110F, is applicable to this Agreement and the transactions contemplated hereby.

            (d) Westborough Financial (including its Board of Directors) does not have in place, and has not ever adopted, a shareholder rights or similar plan pursuant to which, subject to the occurrence of specified triggering events, Westborough Financial shareholders would be permitted to purchase at a discount shares of Westborough Financial Common Stock or other Equity Interests or property of Westborough Financial, with the intention and/or effect of diluting the value or voting power of Westborough Financial Common Stock with respect to any stockholder, or any other arrangement designed to have a similar intention and/or effect (including any plan commonly referred to as a "poison pill").

      5.35. Fairness Opinion. The Westborough Financial Board has received the oral opinion of RBC, which opinion will be promptly confirmed in writing and dated as of the date of this Agreement, to the effect that as of the date of this Agreement, the Per Share Merger Consideration is fair to the holders of Westborough Financial Common Stock from a financial point of view.

      5.36. Transactions in Securities. Westborough has questioned its trustees, directors and executive officers concerning known stock transfers since September 30, 2002, and based upon that investigation, Westborough has not, and to Westborough's knowledge (a) no trustee, director or officer of Westborough, (b) no Person related to any such trustee, director or officer by blood, marriage or adoption and residing in the same household, and (c) no Person who has been knowingly provided material nonpublic information by any one or more of these Persons, has purchased or sold, or caused to be purchased or sold, any shares of Westborough Financial Common Stock or other securities issued by Westborough Financial (i) during any period when Westborough Financial was in possession of material nonpublic information, or (ii) in violation of any applicable provision of the Exchange Act.

      5.37. Proxy Statement. The information contained in the proxy statement to be sent to the shareholders of Westborough Financial in connection with the Westborough Financial Meeting (the "Proxy Statement") will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of Westborough Financial or at the time of the Westborough Financial Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein, or necessary in order to make the statements therein, not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Westborough Financial Meeting which shall have become false or misleading. Notwithstanding the foregoing, Westborough Financial makes no representation or warranty with respect to any information to be supplied by Assabet which is contained in any of the foregoing documents. The Proxy Statement will comply in all material respects as to form and content with the requirements of the Exchange Act.

      5.38. Disclosure. The representations and warranties contained in this
Article V, when considered as a whole, together with any certificate, list or other writing, including, but not limited to, Westborough's Disclosure Schedules, specifically required to be furnished to AVB, Merger Sub or Hudson pursuant to the provisions hereof, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Agreement and therein not misleading.

                                  ARTICLE VI.
                   REPRESENTATIONS AND WARRANTIES OF ASSABET

      As a material inducement to the Westborough parties to enter into this Agreement, and with the understanding that Westborough will be relying thereon in consummating the Transactions, AVB, Merger Sub and Hudson, jointly and severally, hereby represent and warrant to Westborough that, except as set forth in Assabet's Disclosure Schedules delivered by Assabet to Westborough on the date of this Agreement, the statements contained in this Article VI are true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties made as of a specific time, which shall be true and correct as of such time. Assabet's Disclosure Schedules are arranged in sections corresponding to the sections and subsections of this Article VI, and disclosure in one section of Assabet's Disclosure Schedules shall constitute disclosure for all sections of Assabet's Disclosure Schedules only to the extent to which the applicability of such disclosure is reasonably apparent.

      6.1. Organization, Standing and Authority.

            (a) AVB. AVB is a mutual holding company duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. AVB is duly qualified to do business and is in corporate good standing in each jurisdiction where its ownership or leasing of property or assets, or the conduct of its business, requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect. AVB has in full force and effect all federal, state, local and foreign governmental authorizations necessary for it to own, operate or lease its properties and assets and to carry on its business as now conducted. AVB is a bank holding company registered with the Federal Reserve Board under the BHCA. The AVB Charter and AVB By-Laws, copies of which have previously been made available to Westborough, are true, complete and correct copies of such documents in effect as of the date of this Agreement. AVB is not in violation of any provision of the AVB Charter or AVB Bylaws. The minute books of AVB contain, in all material respects, true and accurate records of all meetings held and corporate actions taken since January 1, 2000 of AVB's corporators and the AVB Board (including committees of the AVB Board), other than minutes which have not been prepared as of the date of this Agreement.

            (b) Hudson. Hudson is a stock form savings bank duly organized and validly existing under the laws of The Commonwealth of Massachusetts. Hudson is duly qualified to do business and is in corporate good standing in each jurisdiction where its ownership or leasing of property or assets, or the conduct of its business, requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect. Hudson has in full force and effect all federal, state, local and foreign governmental authorizations necessary for it to own, operate or lease its properties and assets and to carry on its business as now conducted. The Hudson Charter and Hudson Bylaws, copies of which have previously been made available to Westborough, are true, complete and correct copies of such documents in effect as of the date of this Agreement. Hudson is not in violation of any provision of the Hudson Charter or Hudson Bylaws. The minute books of Hudson contain, in all material respects, true and accurate records of all meetings held and corporate actions taken since January 1, 2003 of Hudson's stockholder and the Hudson Board (including committees of the Hudson Board), other than minutes which have not been prepared as of the date of this Agreement. The deposit accounts of Hudson are insured by the Deposit Insurance Fund maintained by the FDIC and the Deposit Insurance Fund of the Depositors Insurance Fund of Massachusetts in the manner and to the maximum extent provided by applicable law, and Hudson has paid all deposit insurance premiums and assessments required by applicable laws and regulations. Hudson is not obligated to make any payments for premiums and assessments and it has filed all reports required by the FDIC. No proceedings for the revocation or termination of such deposit insurance are pending or, to the best knowledge of Assabet, threatened.

      6.2. No AVB Stock. AVB is a mutual holding company and has no authorized capital stock.

      6.3. Subsidiaries.

            (a) (1) Assabet has disclosed in Section 6.3 of Assabet's Disclosure Schedules a list of all of AVB's Subsidiaries, together with the jurisdiction of organization of each such Subsidiary and the percentage and type of equity security owned or controlled by AVB, (2) AVB owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries (including Hudson), and all of such equity securities are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, (3) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to AVB) by reason of any Equity Interest or otherwise, (4) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to AVB or any of its wholly-owned Subsidiaries), (5) there are no contracts, commitments, understandings, or arrangements relating to AVB's rights to vote or to dispose of such securities, (6) all the equity securities of AVB's Subsidiaries held by AVB or its Subsidiaries are fully paid and nonassessable and are owned by AVB or its Subsidiaries free and clear of any Liens, and (7) there are no outstanding contractual obligations of any Subsidiary of AVB to repurchase, redeem or otherwise acquire any shares of capital stock of, or other Equity Interests in, any such Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any such Subsidiary of AVB.

            (b) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, AVB does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or joint venture of any kind other than its Subsidiaries, stock in the Federal Home Loan Bank of Boston and stock in the Savings Bank Life Insurance Company of Massachusetts.

            (c) Each of AVB's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect.

            (d) The corporate charter and bylaws, or equivalent organizational documents, of each of AVB's Subsidiaries, copies of which have previously been made available to Westborough, are true, correct and complete copies of such documents in effect. Neither AVB nor any of its Subsidiaries is in violation of any provision of its corporate charter, bylaws or equivalent organizational documents. The minute books of each of AVB's Subsidiaries contain, in all material respects, true and accurate records of all meetings held and corporate actions taken since January 1, 2000 of its shareholders and Board of Directors (including committees of its Board of Directors), other than minutes which have not been prepared as of the date of this Agreement.

      6.4. Corporate Power. Assabet has the requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate all its properties and assets; and Assabet has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the approval of this Agreement by two-thirds of the corporators of AVB.

      6.5. Corporate Authority. Subject to the approval of this Agreement by two thirds of the corporators of AVB, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Assabet. The execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been declared advisable by, and have been duly and validly approved by the requisite vote of, the AVB Board. The AVB Board (i) has directed that this Agreement and the transactions contemplated hereby, including the MHC Merger, be submitted to the corporators of AVB for approval at a meeting of such corporators, and (ii) has recommended that the corporators of AVB approve this Agreement and the transactions contemplated hereby. Assabet has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Westborough, this Agreement is a valid and legally binding obligation of Assabet, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

      6.6. Regulatory Approvals; No Defaults.

            (a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Assabet in connection with the execution, delivery or performance by Assabet of this Agreement or the Bank Merger Agreement, as applicable, or to consummate the Transactions and the other transactions contemplated hereby and thereby, except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the FDIC, the Massachusetts Bank Commissioner, the Depositors Insurance Fund of Massachusetts, the Massachusetts Board and the MHPF, as required,
      (B) the filing of Articles of Merger with the Secretary of State of The Commonwealth of Massachusetts pursuant to the MBCA, (C) the approval of this Agreement by two-thirds of the corporators of AVB, and (D) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the MHC Merger and the Bank Merger. As of the date of this Agreement, Assabet is not aware of any reason why the approvals set forth above and referred to in Section 8.1(c) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.1(c), or that the requisite approval of AVB's corporators will not be obtained.

            (b) Subject to receipt of the approvals referred to in Section 6.6(b), and the expiration of related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement, as applicable, by Assabet, and the consummation of the Transactions and the other transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under (or, with notice or lapse of time, or both, would constitute a default under), or give rise to any Lien, any acceleration of remedies or performance or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument of Assabet, or to which Assabet or any of the Assabet respective properties or assets is subject, affected or bound (whether as issuer, guarantor, obligor or otherwise), (B) constitute a breach or violation of, or a default under, the corporate charter or bylaws (or similar governing documents) of Assabet, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument.

      6.7. Financial Statements; Reports.

            (a) AVB Financial Statements. The audited balance sheets of AVB at December 31, 2005, 2004 and 2003, and the related statements of operations, changes in retained earnings and cash flows (along with the report of the independent auditors and notes thereto), and the unaudited balance sheet and statements of operations, changes in retained earnings and cash flows as of and for the six months ended June 30, 2006, in each case included in Section 6.7(a) of Assabet's Disclosure Schedules (collectively, "AVB's Financial Statements"), fairly present the financial position of AVB as at such dates and the results of its operations for the periods then ended in accordance with GAAP, subject, in the case of the unaudited financial statements, to normal recurring year-end audit adjustments (none of which will be material) and the absence of footnotes.

            (b) Assabet Reports. Since January 1, 2003, AVB, Hudson and their Subsidiaries have timely filed, and subsequent to the date of this Agreement will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the Federal Reserve Board, (ii) the FDIC, and (iii) any applicable state securities or banking authorities (all such reports, registrations and statements, together with any amendments thereto, are collectively referred to in this Agreement as the "Assabet Reports") and have paid all fees and assessments due and payable in connection with any of the foregoing. As of the date filed or to be filed and as amended prior to the date of this Agreement, the Assabet Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed. Except for normal periodic examinations conducted by a Bank Regulator in the regular course of the business of AVB, Hudson and their Subsidiaries, since January 1, 2000, no Bank Regulator has initiated any proceeding or, to the best knowledge of Assabet, investigation into the business or operations of AVB or any of its Subsidiaries. Except as set forth in Section 6.7(b) of Assabet's Disclosure Schedules, AVB and its Subsidiaries have resolved all material violations, criticisms or exceptions by any Bank Regulator with respect to any such normal periodic examination.

      6.8. Absence of Undisclosed Liabilities. Except for those liabilities that are appropriately reflected or reserved against in the balance sheets of the Assabet Reports, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement, or the transactions contemplated hereby, since January 1, 2003, none of AVB, Hudson nor any of their Subsidiaries has incurred any obligation or liability (contingent or otherwise) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Assabet.

      6.9. Absence of Certain Changes or Events. Since December 31, 2005, except as set forth in Section 6.9 of Assabet's Disclosure Schedules or reflected in AVB's Financial Statements, there has not been (a) either individually or in the aggregate, any Material Adverse Effect and, to the best knowledge of Assabet, no fact or condition exists which is reasonably likely to cause such a Material Adverse Effect in the future, (b) any material damage, destruction or loss with respect to any property or asset of Assabet, (c) any change by Assabet in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by Assabet independent accountants, (d) any revaluation by Assabet of any asset, including, without limitation, writing off of notes or accounts receivable, other than in the ordinary course of business consistent with past practice, (e) any entry by Assabet into any contract or commitment (other than with respect to Loans, as hereinafter defined) of more than $30,000 or with a term of more than one (1) year that is not terminable without penalty, (f) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing or other employee benefit plan, or any other increase in the compensation payable or to become payable to any trustees, directors or officers of Assabet, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any other material action not in the ordinary course of business with respect to the compensation or employment of trustees, directors, officers or employees of Assabet, (g) any strike, work stoppage, slowdown or other labor disturbance,
(i) any material election made by Assabet for federal or state income tax purposes, (h) any change in the credit policies or procedures of Assabet, the effect of which was or is to make any such policy or procedure materially less restrictive in any material respect, (i) any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due), including, without limiting the generality of the foregoing, liabilities as guarantor under any guarantees or liabilities for taxes, other than in the ordinary course of business consistent with past practice, (j) any forgiveness or cancellation of any indebtedness or contractual obligation other than in the ordinary course of business consistent with past practice,

(k) except with respect to funds borrowed by Assabet from the Federal Home Loan Bank, any mortgage, pledge, lien or lease of any assets, tangible or intangible, of Assabet with a value in excess of $25,000 in the aggregate, (l) any acquisition or disposition of any assets or properties having a value in excess of $25,000, or any contract for any such acquisition or disposition entered into other than loans and investment securities, or (m) any lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice.

      6.10. Litigation. Except as set forth in Section 6.10 of Assabet's Disclosure Schedules, there is no claim, suit, hearing, arbitration, action, proceeding (public or private) or investigation of any nature pending or, to the knowledge of Assabet, threatened, against Assabet or challenging the validity or propriety of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule, award or order of any legal or administrative body or arbitrator outstanding against Assabet having, or which insofar as reasonably can be foreseen, in the future could have, any such effect or restricting, or which could restrict, its ability to conduct business in any material respect in any area. Assabet is not aware of any facts which could reasonably give rise to any such claim, suit, action, investigation or other proceeding.

      6.11. Regulatory Matters.

            (a) Assabet is not a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, order to cease and desist with, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions, or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Assabet Regulatory Authorities"). No Assabet Regulatory Authority has either issued any order or directive specifically naming or referring to Assabet or required Assabet to adopt any board resolution, which order, directive or board resolution is currently in effect and restricts materially the conduct of Assabet's business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, credit policies, management or overall safety and soundness or its ability to perform its obligations hereunder. Except as set forth in Section 6.11(b) of Assabet's Disclosure Schedules, Assabet is not a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which Assabet is entitled to receive financial assistance or indemnification from any Governmental Authority. Assabet has paid all assessments made or imposed by any Assabet Regulatory Authority.

            (b) Assabet has not been advised by, and has no knowledge of facts which would reasonably be expected to give rise to an advisory notice by, any Assabet Regulatory Authority that such Assabet Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, cease and desist order, extraordinary supervisory letter, order, directive or board resolution referred to in Section 6.11(a).

      6.12. Compliance with Laws. Assabet:

            (a) is in material compliance with all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

            (b) has all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit Assabet to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Assabet's knowledge, no suspension or cancellation of any of them is threatened; and

            (c) has received, since December 31, 2000, no notification or communication from any Governmental Authority (A) asserting that Assabet is not in material compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Assabet's knowledge, do any grounds for any of the foregoing exist).

      6.13. Material Contracts; Defaults.

            (a) Except for documents listed in Section 6.13(a) of Assabet's Disclosure Schedules or that have previously been made available to Westborough, Assabet is not a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral):

                  (i) that is a "Material Contract" within the meaning of Item
            601(b)(10) of the SEC's Regulation S-K;

                  (ii) that materially restricts the conduct of business by
            Assabet;

                  (iii) that is material to the financial condition, results of operations or business of Assabet;

                  (iv) that provides for the lease of real property;

                  (v) relating to the employment, including, without
            limitation, employment as a consultant, of any Person, or the election or retention in office, or severance of any present or former trustee, director or officer of Assabet;

                  (vi) with any labor union, or other employee representative or group of employees of BSR;

                  (vii) by and between Assabet and/or any Affiliate thereof;

                  (viii) which, upon the consummation of the transactions
            contemplated by this Agreement or the Bank Merger Agreement will result in any payment (whether of severance pay or otherwise) becoming due from Assabet to any officer or employee thereof;

                  (ix) requiring that a particular line of business be
            maintained;

                  (x) which is a consulting or other agreement (including
            agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on sixty (60) days or less notice, involving the payment of more than $50,000 per annum;

                  (xi) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement;

                  (xii) which purports to limit in any respect, the ability of
            Assabet or its businesses to solicit customers or the manner in which, or the localities in which, all or any substantial portion of the business of Assabet, taken as a whole, or, following consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, AVB and its Subsidiaries, is or would be conducted;

                  (xiii) providing for the indemnification by Assabet of any
            Person, other than customary agreements relating to the indemnity of directors, officers and employees of Assabet;

                  (xiv) that is a Joint Venture, acquisition or partnership
            agreement;

                  (xv) that grants any right of first refusal or right of first offer or similar right, or that limits (or purports to limit) the ability of Assabet to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business;

                  (xvi) providing for any material future payments that are
            conditioned, in whole or in part, on a change of control of Assabet;

                  (xvii) that contains a "most favored nation" clause;

                  (xviii) pertaining to the use of, or granting any right to use or practice any rights under, any Assabet intellectual property assets, whether Assabet is the licensee or licensor thereunder; or

                  (xix) that is an investment management, or investment
            advisory or sub-advisory, or any other contract for the provision of financial planning, brokerage (including, without limitation, insurance brokerage) or similar services not terminable on sixty
            (60) days or less notice.

            (b) Assabet is not in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by Assabet is currently outstanding.

      6.14. No Brokers. Excluding an arrangement disclosed in Section 6.14 of Assabet's Disclosure Schedules with a fee paid or payable to Keefe, Bruyette & Woods ("KBW"), neither Assabet nor any of its officers, directors, employees, Affiliates or agents has employed any broker, finder or financial advisor, or incurred any liability for any fees or commissions, in connection with any of the transactions contemplated by this Agreement except for legal, accounting and other professional fees payable in connection with the Mid-Tier Merger and the other Transactions. Assabet will be responsible for the payment of all such fees. The fee payable to KBW in connection with the transactions contemplated by this Agreement is as described in an engagement letter between Assabet and KBW, a true and complete copy of which has heretofore been furnished to Westborough.

      6.15. Employee Benefit Plans.

            (a) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of Assabet (the "Assabet Employees") and current or former trustees or directors of Assabet including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, incentive and bonus plans (the "Assabet Benefit Plans"), are disclosed in
      Section 6.15(a) of Assabet's Disclosure Schedules. True and complete copies of all Assabet Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Assabet Benefit Plans and all amendments thereto have been provided or made available to Westborough.

            (b) All Assabet Benefit Plans are in substantial compliance with ERISA in all material respects. Each Assabet Benefit Plan which is a Pension Plan and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and Assabet is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. There is no material pending or, to Assabet's knowledge, threatened litigation relating to the Assabet Benefit Plans. Assabet has not engaged in a transaction with respect to any Assabet Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could subject Assabet to a tax or penalty imposed by either Section 4975 of the Code or
      Section 502(i) of ERISA in an amount which would be material.

            (c) All contributions required to be made under the terms of any Assabet Benefit Plan have been timely made or have been reflected on the financial statements of AVB included in the Assabet Reports.

            (d) Neither Assabet, nor any entity which is an ERISA Affiliate, has incurred any liability under Title IV of ERISA which will not have been paid in full prior to the Closing. Neither Assabet nor any ERISA Affiliate currently maintains any Pension Plan subject to Code

      Section 412 or ERISA Section 302, and Assabet has received approval from the Pension Benefit Guaranty Corporation with regard to the termination of its defined benefit Pension Plan. Neither Assabet nor any ERISA Affiliate has ever maintained a Multiemployer Plan.

            (e) There are no pending or, to the knowledge of Assabet, threatened claims by or on behalf of any Assabet Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Assabet Benefit Plans, alleging any breach of fiduciary duty on the part of Assabet or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments for which Assabet may be liable (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of Assabet, any basis for such claim. The Assabet Benefit Plans are not the subject of any pending (or to the knowledge of Assabet, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

            (f) With respect to any Assabet Benefit Plan that is a Welfare Plan and except as disclosed in Section 6.15(f) of Assabet's Disclosure Schedules, (i) each Welfare Plan for which contributions are claimed by Assabet as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction,
      (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Assabet Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date without incurring any liability thereunder.

            (g) Assabet has no obligations for retiree health and life benefits under any Assabet Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

            (h) Neither the execution of this Agreement, nor shareholder approval of this Agreement, nor consummation of the Transactions will (i) entitle any employees of Assabet to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Assabet Benefit Plans, (iii) result in any breach or violation of, or a default under, any of the Assabet Benefit Plans, (iv) result in any payment that would be a "parachute payment" to a "disqualified individual," as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, or (v) result in any payment that would be nondeductible pursuant to Section 162(m) of the Code.

      6.16. Labor Matters. Assabet is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Assabet the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Assabet to bargain with any labor organization as to wages or conditions of employment, nor is there any strike, work stoppage or other labor dispute, arbitration, lawsuit or administrative proceeding involving it pending or, to Assabet's knowledge, threatened, nor is Assabet aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity. No Assabet Employees are represented by any labor union.

      6.17. Environmental Matters. Except as set forth in Section 6.17 of Assabet's Disclosure Schedules:

            (a) To Assabet's knowledge, Assabet is in material compliance with applicable Environmental Laws;

            (b) To Assabet's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by Assabet, or any property in which Assabet has held a security interest, Lien or a fiduciary or official management role within the past five (5) years ("Assabet Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

            (c) To Assabet's knowledge, Assabet has not participated in the management regarding Hazardous Substances of any Assabet Loan Property which has been contaminated with any Hazardous Substance except in compliance with Environmental Laws;

            (d) To Assabet's knowledge, Assabet has no present material liability for any Hazardous Substance contamination on any third party property;

            (e) Assabet has not received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law;

            (f) To Assabet's knowledge, Assabet is not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law;

            (g) To Assabet's knowledge, there are no existing conditions involving Assabet, any currently or formerly owned or operated property, or any Assabet Loan Property, that could reasonably be expected to result in any material claims, or liability against Assabet, or result in any restrictions on the ownership, use or transfer of any currently owned property pursuant to any Environmental Law; and

            (h) To Assabet's knowledge, Assabet has delivered or made available to AVB copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information concerning known environmental conditions in its possession, or reasonably available to it, relating to Assabet and any currently or formerly owned or operated property or any Assabet Loan Property.

      6.18. Tax Matters.

            (a) For the taxable periods ended December 31, 2005, 2004, 2003, 2002, 2001 and 2000, Assabet has filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by Assabet (whether or not shown on any Tax Return) have been paid. Assabet is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Assabet does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Assabet.

            (b) Assabet has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

            (c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Assabet. Assabet has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where Assabet has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Assabet.

            (d) Assabet has provided Westborough with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to Assabet for taxable periods ended December 31, 2005, 2004 and 2003. Assabet has disclosed in Section 6.18(d) of Assabet's Disclosure Schedules those Tax Returns that have been audited during the last three years, and those Tax Returns that currently are the subject of an audit. Assabet has delivered to Westborough correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by Assabet, filed for the years ended December 31, 2005, 2004 and 2003. Assabet has timely and properly taken such actions in response to, and in compliance with, notices Assabet has received from the Internal Revenue Service in respect of information reporting and backup and nonresident withholding as are required by law, including the notation in their records of any B notices or C notices received with respect to any depositors, customer, shareholders or payees.

            (e) Assabet has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (f) Assabet has not filed a consent under Code Section 341(f) concerning collapsible corporations. Assabet is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Tax law), or (ii) any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local or foreign Tax law). AVB has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Assabet has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Assabet is not a party to or bound by any Tax allocation or sharing agreement. Assabet (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group, the common parent of which was AVB), and (ii) has no liability for the Taxes of any Person (other than Assabet) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (g) The unpaid Taxes of Assabet (i) did not, as of the end of the most recent period covered by the Assabet Reports filed on or prior to the date of this Agreement, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements included in the Assabet Reports filed on or prior to the date of this Agreement (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Assabet in filing its Tax Returns. Since the end of the most recent period covered by the Assabet Reports filed prior to the date of this Agreement, Assabet has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

            (h) Assabet will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Code
      Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date,
      (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received on or prior to the Closing Date.

      6.19. Risk Management Instruments. Assabet is not a party, nor has it agreed to enter into any Derivatives Contract nor does it own securities that
(i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives," or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of Assabet, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. Assabet has duly performed, in all material respects, all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Assabet's knowledge, there are no breaches, violations or defaults, or allegations or assertions of such, by any party thereunder which would have, or would reasonably be expected to have, a Material Adverse Effect on Assabet.

      6.20. Investment Securities. Except for pledges to secure public and trust deposits, Federal Reserve borrowings, Federal Home Loan Bank advances, repurchase agreements and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the balance sheet of AVB contained in the Assabet Reports, and none of the material investments made by Assabet since January 1, 2006, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time. The information (including electronic information and information contained on tapes and computer disks) with respect to all investment securities (including mortgaged-backed securities) of Assabet furnished to Westborough by Assabet is, as of the respective dates indicated therein, true and correct in all material respects.

      6.21. Loans; Nonperforming and Classified Assets.

            (a) Each Loan on the books and records of Assabet (i) was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, (ii) is evidenced in all material respects by appropriate and sufficient documentation, and
      (iii) to the knowledge of Assabet, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles. The information (including electronic information and information contained on tapes and computer disks) with respect to all Loans of Assabet furnished to Westborough by Assabet is, as of the respective dates indicated therein, true and correct in all material respects. To the best knowledge of Assabet, all Loans originated, directly or through third party mortgage brokers, have been originated in compliance with all federal, state and local laws, including, without limitation, the Real Estate Settlement Procedures Act of 1974, as amended.

            (b) Assabet has disclosed in Section 6.21(b) of Assabet's disclosure Schedules, as of the latest practicable date: (i) any written or oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to Assabet's knowledge, in default of any other material provision thereof, (ii) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by Assabet or an applicable regulatory authority (it being understood that no representation is being made that FDIC or the Staff of the Massachusetts Bank Commissioner would agree with the loan classifications established by Assabet), (iii) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof, and (iv) each Loan with any director, executive officer or five percent or greater shareholder of Assabet, or to the knowledge of Assabet, any Person controlling, controlled by or under common control with any of the foregoing.

            (c) No agreement, pursuant to which any Loans or other assets have been or shall be sold by Assabet, entitled the buyer of such Loans or other assets, unless there is material breach of a representation or covenant by Assabet, to cause Assabet to repurchase such Loan or other asset, or the buyer to pursue any other form of recourse against Assabet.

      6.22. Bank Owned Life Insurance. Assabet has disclosed in Section 6.22 of Assabet's Disclosure Schedules a true, correct and complete description of all BOLI owned by Assabet. The value of such BOLI, as of the date of this Agreement, is fairly and accurately reflected on AVB's balance sheet contained in the Assabet Reports in accordance with GAAP. Except as set forth in Section
6.22 of Assabet's Disclosure Schedules, all life insurance policies on the lives of any of the current and former officers and directors of Assabet that are maintained by Assabet and are otherwise included as assets on the books of Assabet are, or will at the Mid-Tier Effective Time be, owned by Assabet, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which Assabet agrees that there will not be an amendment prior to the Mid-Tier Effective Time without the consent of Westborough.

      6.23. Properties. The real and material personal property owned by Assabet or presently used by Assabet in its business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. Assabet has good and marketable title, free and clear of all Liens, to all of the real and material personal properties and assets reflected on the consolidated statement of financial condition of AVB as of December 31, 2005, included in the Assabet Reports or acquired after such date, other than properties sold by Assabet in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not, individually or in the aggregate, material in character, amount or extent, and (iv) as reflected on the consolidated statement of financial condition of AVB as of December 31, 2005, included in the Assabet Reports. All real and personal property which is material to Assabet's business on a consolidated basis and leased or licensed by Assabet or a Subsidiary of Assabet is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms, and such leases will not terminate or lapse prior to the Mid-Tier Effective Time, and there exists no material default under any such leases or licenses by Assabet nor, to the knowledge of Assabet and except as set forth in Section 6.23 of Assabet's Disclosure Schedules, any event which, with notice or lapse of time or both, would constitute a material default thereunder by Assabet, except for such defaults which, individually, or in the aggregate, would not result in the forfeiture of the use or occupancy of the property covered by such lease or in a material liability to Assabet.

      6.24. Intellectual Property. Assabet owns or possesses valid and binding licenses and other rights to use, without payment of any material amount, all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, all of which have been disclosed in Section
6.24 of Assabet's Disclosure Schedules, and Assabet has not received any notice of conflict with respect thereto that asserts the right of others. Assabet has performed, in all material respects, all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

      6.25. Fiduciary Accounts. Hudson has performed all of its duties in a "fiduciary capacity" in a fashion that complied with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards in effect at that time. Hudson has not received notice of any claim, allegation, or complaint from any person that Hudson failed to perform these duties in a manner that complied with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards, except for notices involving matters that have been resolved and any cost of such resolution is reflected in AVB's Financial Statements.

      6.26. Capitalization. Assabet is qualified to elect "financial holding company" status under the Gramm-Leach-Bliley Act of 1999 if it so chooses. Hudson is "well capitalized," as such term is defined in the rules and regulations promulgated by the FDIC. Hudson would be "well capitalized," as such term is defined in the rules and regulations promulgated by the Federal Reserve Board if Hudson were a state-chartered member bank.

      6.27. Community Reinvestment Act, Bank Secrecy, Anti-Money Laundering and Customer Information Security. Assabet is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist which would cause Hudson: (i) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than "satisfactory;" or (ii) to be deemed to be operating in violation in any material respect of the Federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA Patriot Act, and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Hudson pursuant to 12 C.F.R. Part 364. Furthermore, the Board of Directors of Hudson has adopted, and Hudson has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that have not been deemed ineffective in any material respects by any Bank Regulators and that meet the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

      6.28. Books and Records. The books and records of Assabet are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect, in all material respects, all dealings and transactions in respect of the business, assets, liabilities and affairs of Assabet.

      6.29. Insurance. Assabet has disclosed in Section 6.29 of Assabet's Disclosure Schedules all of the Insurance Policies currently maintained by Assabet. Assabet is insured with reputable insurers against such risks and in such amounts as the management of Assabet reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; Assabet is not in material default thereunder and has not received any notice of non-renewal or cancellation with respect thereto; and all claims thereunder have been filed in due and timely fashion, and Assabet has timely provided such insurers with due notice of all matters which may reasonably become a claim or otherwise constitute a basis for seeking recovery under the Insurance Policies. There is no claim pending under any Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.

      6.30. Allowance for Loan Losses. Assabet's allowance for loan losses is in compliance with Assabet's existing methodology for determining the adequacy of its allowance for loan losses and, to the knowledge of Assabet, the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is adequate under all such standards.

      6.31. Transactions with Affiliates. All "covered transactions" between Hudson and an "affiliate," within the meaning of Sections 23A and 23B of the Federal Reserve Act, have been in compliance with such provisions and the provisions of Federal Reserve Board Regulation W.

      6.32. Required Vote; Antitakeover Provisions. The affirmative vote of two-thirds of the trustees of AVB and two-thirds of the corporators of AVB at a special meeting called to consider the subject is necessary to approve this Agreement and the MHC Merger on behalf of AVB. No other vote of the trustees or corporators of AVB is required by law, AVB Charter, AVB Bylaws or otherwise to approve this Agreement and the Transactions.

      6.33. Fairness Opinion. The AVB Board has received the oral opinion of KBW, which opinion will be promptly confirmed in writing and dated as of the date of this Agreement, to the effect that as of the date of this Agreement, the Aggregate Merger Consideration is fair.

      6.34. Proxy Statement. The information to be supplied by Assabet for inclusion in the proxy statement to be sent to the shareholders of Westborough Financial in connection with the Westborough Financial Meeting (the "Proxy Statement") will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of Westborough Financial or at the time of the Westborough Financial Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein, or necessary in order to make the statements therein, not false or misleading.

      6.35. Ownership of Westborough Financial Common Stock. None of AVB, Merger Sub or any of AVB's Subsidiaries, or to Assabet's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange
Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Westborough Financial Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding Westborough Financial Common Stock.

      6.36. Financial Ability. At the Mid-Tier Effective Time, AVB or Hudson will have available to it sources of capital and financing sufficient to fulfill its cash obligations hereunder to pay the Aggregate Merger Consideration to holders of Westborough Financial Common Stock pursuant to
Section 3.1(c) hereof. The consummation of the transactions contemplated by this Agreement are not subject, to or otherwise conditioned upon, AVB or Hudson obtaining financing of any kind from any source. Immediately following completion of the Transactions, New Bank will be "well capitalized," as such term is defined in the rules and regulations promulgated by the FDIC. If Hudson were a state-chartered member bank, AVB would be, as of the date of this Agreement, and would continue to be immediately following completion of the

Transactions, "well capitalized," as such term is defined in the rules and regulations promulgated by the Federal Reserve Board.

      6.37. Disclosure. The representations and warranties contained in this
Article VI, when considered as a whole, together with any certificate, list or other writing, including, but not limited to, Assabet's Disclosure Schedules, specifically required to be furnished to Westborough pursuant to the provisions hereof, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Agreement and therein not misleading.

                                 ARTICLE VII.
                                   COVENANTS

      7.1. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Westborough, Merger Sub, Hudson and AVB agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transactions as promptly as practicable and otherwise to enable consummation of the Transactions, including the satisfaction of the conditions set forth in Article VIII hereof, and shall cooperate fully with the other party hereto to that end.

      7.2. Shareholder Approval.

            (a) Westborough Financial shall promptly prepare and file with the SEC the Proxy Statement. Westborough Financial shall make the draft Proxy Statement available to AVB for review promptly after preparation thereof, and shall give AVB an opportunity to comment and suggest revisions to such Proxy Statement prior to filing with the SEC. Promptly after the Proxy Statement is cleared by the SEC, Westborough Financial shall mail the Proxy Statement to its shareholders.

            (b) The trustees of Westborough MHC, as the majority stockholder of Westborough Financial, have approved this Agreement and any other matters required to be approved by Westborough Financial's shareholders for consummation of the Transactions. Westborough Financial agrees to take, in accordance with applicable law and the Westborough Financial Charter and Bylaws, all action necessary to call, give notice of, convene, and hold as soon as reasonably practicable a meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by Westborough Financial's shareholders for consummation of the Transactions (including any adjournment or postponement, the "Westborough Financial Meeting"). Except with the prior approval of AVB, no other matters (except for routine annual meeting matters and matters required by the federal securities laws, in the event the Westborough Financial Meeting is an annual meeting) shall be submitted for the approval of Westborough Financial shareholders at the Westborough Financial Meeting. Subject to Section 7.7, the Westborough Financial Board shall, at all times prior to and during such meeting, recommend such approval (the "Westborough Financial Board Recommendation") and shall take all reasonable lawful action to solicit such approval by its shareholders. Nothing contained in Section 7.7 shall affect or otherwise limit the obligation of Westborough Financial to call, give notice of, convene, and hold the Westborough Financial Meeting. AVB, as the sole stockholder of

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

      Merger Sub, has approved this Agreement and any other matters required to be approved by Merger Sub's shareholders for consummation of the Transactions.

      7.3. Corporator Approval. Westborough MHC and AVB each agree to take, in accordance with applicable law their respective charters and bylaws, all action necessary to call, give notice of, convene, and hold as soon as reasonably practicable meetings of their corporators to consider and vote upon the approval of this Agreement and any other matters required to be approved by Westborough MHC's corporators or AVB's corporators for consummation of the Transactions.

      7.4. Regulatory Filings.

            (a) Each of AVB and Westborough and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to promptly prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions and any other transactions contemplated by this Agreement and the Bank Merger Agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities; and any initial filings with Governmental Authorities (other than the Proxy Statement) shall be made by AVB as soon as reasonably practicable after the execution hereof. Each of AVB and Westborough shall have a reasonable time to review such filings in advance, and to the extent practicable, each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement, and each party shall keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

            (b) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, trustees, officers and shareholders, and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries to any third party or Governmental Authority.

      7.5. Press Releases. Westborough and AVB shall consult with each other before issuing any press release with respect to the Transactions or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may, upon the advice of outside counsel, be required by law or the rules or regulations of NASDAQ or other regulatory authority. Westborough and AVB shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transactions as reasonably requested by the other party.

      7.6. Access; Information.

            (a) Westborough and Assabet agree that upon reasonable notice and subject to applicable laws relating to the exchange of information, Westborough shall afford AVB and AVB's officers, employees, counsel, accountants and other authorized representatives, and AVB shall afford Westborough and Westborough's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Mid-Tier Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel, and to such other information as AVB or Westborough may reasonably request and, during such period, Westborough shall furnish promptly to AVB, and AVB shall furnish promptly to Westborough, all information concerning its business, properties and personnel as AVB or Westborough, as the case may be, may reasonably request. Representatives of Westborough Financial's senior management will meet periodically with representatives of AVB's senior management to coordinate post-closing integration planning, including working toward conforming Westborough Financial's and AVB's asset/liability management, lending practice, credit review and administrative and related policies and practices.

            (b) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this
      Section 7.6 (as well as any other information obtained prior to the date of this Agreement in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 7.6 (as well as any other information obtained prior to the date of this Agreement in connection with the entering into of this Agreement), unless such information (i) was already known to such party,
      (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains, or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by any party of the business and affairs of any other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party's obligation to consummate the transactions contemplated by this Agreement.

      7.7. Acquisition Proposals. Westborough agrees that neither it nor any of its officers, trustees, or directors shall, and that Westborough shall use its reasonable best efforts to cause its employees, agents and representatives (together with Westborough's officers, directors and trustees, the "Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including, without limitation, by way of furnishing confidential information or data) any inquiries regarding, or the making of, any Acquisition Proposal (other than by AVB). Westborough further agrees that neither it nor any of its officers, directors or trustees shall, directly or indirectly, and that Westborough shall use its reasonable best efforts to cause its

Representatives not to, engage in any negotiations concerning, or provide any confidential information or data to or have any discussions with, any Person relating to an Acquisition Proposal, or enter into any definitive agreement, arrangement or understanding with respect to an Acquisition Proposal or requiring it (or conditioned upon requiring it) to abandon, terminate or fail to consummate the MHC Merger, the Mid-Tier Merger or any other transactions contemplated by this Agreement; provided, however, that nothing contained in this Agreement shall prevent Westborough Financial or the Westborough Financial Board, between the date of this Agreement and prior to the date of Westborough Financial Meeting, from (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Westborough Financial Board receives from the Person so requesting such information an executed confidentiality agreement no less favorable to it than the Confidentiality Agreement entered into on May 12, 2006 by AVB and Westborough Financial (and Westborough Financial shall enforce and not waive any provision of any confidentiality agreement entered into with any such Person contemplated by this Section 7.7); (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such an Acquisition Proposal to the shareholders of Westborough Financial, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the Westborough Financial Board determines in good faith (after consultation with outside legal counsel) and by a majority vote of the entire Westborough Financial Board that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law, (ii) in each such case referred to in clause (A) or (B) above, the Westborough Financial Board also determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to lead to a Superior Proposal (as hereinafter defined), and (iii) in the case referred to in clause (C) above, (w) the Westborough Financial Board also determines in good faith (after consultation with its financial advisor) and by a majority of the entire Westborough Financial Board that such Acquisition Proposal is a Superior Proposal, (x) Westborough Financial Board has given AVB five (5) Business Days' prior written notice of its intention to recommend such Acquisition Proposal to the shareholders of Westborough Financial, (y) the Westborough Financial Board has considered any changes to the Aggregate Merger Consideration, Per Share Merger Consideration or to this Agreement (if any) proposed by AVB, and (z) Westborough Financial Board has determined in good faith and by a majority vote of the entire Westborough Financial Board, after consultation with Westborough Financial's outside legal counsel and after consultation with its financial advisor, that such unsolicited proposal remains a Superior Proposal even after the changes proposed by AVB. A "Superior Proposal" shall be a bona fide Acquisition Proposal for 100% of the outstanding securities of Westborough Financial that is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and, if consummated, is reasonably likely to result in a transaction more favorable to Westborough MHC and to Westborough Financial's shareholders from a financial point of view than the Mid-Tier Merger. Nothing contained in this Agreement shall prevent Westborough Financial or the Westborough Financial Board from complying with its disclosure obligations under Rule 14d-9 or 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal (it being understood that if any such disclosure constitutes or contemplates (i) a withholding, withdrawing, modification, amendment or qualification to the Westborough Financial Board Recommendation that is adverse to AVB or (ii) recommendation of an Acquisition Proposal, Westborough Financial shall comply with all provisions of this Section 7.7).

      Westborough agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals and shall request the return or destruction of all confidential information provided to any such parties prior to the date of this Agreement. Westborough Financial agrees that it will notify AVB immediately if any inquiries, proposals or offers are received by, any such information is requested from, or any discussions or negotiations are sought to be initiated or continued with, any of its Representatives relating to an Acquisition Proposal. Westborough will promptly (within one Business Day) advise AVB following receipt of any Acquisition Proposal and the substance thereof (including the identity of the Person making such Acquisition Proposal), and will keep AVB apprised of any related developments, discussions and negotiations (including the terms and conditions (and any amendments or modifications thereto) of the Acquisition Proposal) on a current basis. Westborough Financial will use its best efforts to enforce (and will not waive any provisions of) any confidentiality or similar agreement entered into by it or on its behalf by RBC or otherwise relating to a potential Acquisition Proposal.

      7.8. Certain Policies. Prior to the Effective Date, Westborough shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of AVB; provided, however, that no such modifications or changes need be made prior to the satisfaction of all of the conditions set forth in Article VIII; and further provided that in any event, no accrual or reserve made by Westborough Financial or any of its Subsidiaries pursuant to this Section 7.8 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Westborough Financial or its management with any such adjustments.

      7.9. Indemnification.

            (a) From and after the MHC Effective Time, AVB (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of Westborough, determined as of the MHC Effective Time (each an "Indemnified Party" and collectively the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the MHC Effective Time, whether asserted or claimed prior to, at or after the MHC Effective Time, arising in whole or in part out of, or pertaining to the fact that he or she was a trustee, director, officer or employee of Westborough or is or was serving at the request of Westborough as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, matters related to the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby, to the fullest extent which such Indemnified Parties would be entitled under the Westborough Financial Charter and Westborough Financial Bylaws as in effect as of the date of this Agreement.

            (b) Any Indemnified Party wishing to claim indemnification under this Section 7.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the MHC Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense, or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm for all Indemnified Parties, unless the proposed counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest among such parties, in which case the Indemnifying Party shall pay the reasonable fees and expenses of one additional counsel to the extent necessary to avoid such conflict), (ii) the Indemnified Parties will cooperate in the defense of any such matter,
      (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent, and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party by the Indemnifying Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

            (c) Prior the MHC Effective Time, AVB shall purchase an extended reporting period endorsement under Westborough Financial's existing directors' and officers' liability insurance coverage for Westborough Financial's directors and officers in a form reasonably acceptable to Westborough Financial which shall provide such directors and officers with coverage for six years following the MHC Effective Time of not less than the existing coverage under, and have other terms no materially less favorable on the whole to the insured Persons than the directors' and officers' liability insurance coverage presently maintained by Westborough Financial.

            (d) If AVB or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of AVB shall assume the obligations set forth in this Section 7.9.

      7.10. Employment and Benefit Matters.

            (a) As soon as administratively practicable after the Mid-Tier Effective Time, AVB shall take all reasonable action so that employees of Westborough (i) shall receive employee benefits which are no less favorable than those generally afforded to other employees of AVB or its Subsidiaries holding similar positions, and
      (ii) shall be entitled to participate in each employee benefit plan, program or arrangement of AVB of general applicability (the "AVB Benefit Plans") to the same extent as similarly-situated employees of AVB and its Subsidiaries (it being understood that inclusion of the employees of Westborough in the AVB Benefit Plans may occur at different times with respect to different plans). AVB shall cause each AVB Benefit Plan in which employees of Westborough are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual or amount of benefits) under the AVB Benefit Plans, the service of such employees with Westborough to the same extent as such service was credited for such purpose by Westborough. Westborough Employees will be given credit for past service with Westborough for purposes of AVB's vacation policy.

            (b) Notwithstanding anything to the contrary contained in this Agreement, AVB shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of Westborough. To the extent amounts are distributable under Westborough Benefit Plans and constitute "eligible rollover distributions" (as defined in Section 402(f)(2)(A) of the Code), said amounts may be rolled over to any tax-qualified AVB Benefit Plan that accepts rollover distributions or to any eligible individual retirement account.

            (c) Except as otherwise expressly provided in this Agreement, AVB shall honor, and Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of Westborough existing as of the Effective Date, as well as all employment, severance, deferred compensation or "change-in-control" agreements, plans or policies of Westborough, but only to the extent that such obligations are set forth in Sections 4.1(b)(v) or 5.15(a) of Westborough's Disclosure Schedules. AVB acknowledges that the consummation of the MHC Merger will constitute a "change-in-control" of Westborough for purposes of any employee benefit plans, agreements and arrangements of Westborough.

            (d) If employees of Westborough become eligible to participate in a medical, dental or health plan of AVB, AVB shall cause each such plan to
      (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of AVB, (ii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Mid-Tier Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Westborough Benefit Plan prior to the Mid-Tier Effective Time, and (iii) provide full credit under such plans for any deductibles, co-payments and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation.

            (e) Subject to Section 7.12(ii) hereof, neither AVB nor any AVB Subsidiary shall have any obligation to continue the employment of any employee of Westborough, and nothing contained in this Agreement shall give any such Person the right to continued employment with AVB or a AVB Subsidiary after the Mid-Tier Effective Time. An employee of Westborough (other than an employee who is party to an employment agreement, a severance agreement or a special termination agreement), shall be entitled to receive severance payments in accordance with, and to the extent provided in, Westborough's merger severance benefit program disclosed in Section 5.15(a) of Westborough's Disclosure Schedules.

            (f) Westborough Financial maintains a tax-qualified employee stock ownership plan for the benefit of employees of Westborough (the "ESOP"). The ESOP shall be terminated as of the Mid-Tier Effective Time pursuant to the terms of the ESOP. As soon as practicable following the Mid-Tier Effective Time, AVB shall file, or cause to be filed, all necessary documents with the Internal Revenue Service for a favorable determination letter for termination of the ESOP as of the Mid-Tier Effective Time. As soon as practicable after the receipt of a favorable determination letter for termination from the Internal Revenue Service, the account balances in the ESOP shall be distributed to participants and beneficiaries in accordance with applicable law and the ESOP. Prior to the Mid-Tier Effective Time, contributions to, and payments on the loan of, the ESOP shall be made consistent with past practices on the regularly scheduled payment dates.

            (g) Certain employees of Westborough jointly designated in writing by Westborough and Assabet shall be entitled to receive a "retention" bonus from Westborough or Assabet, as the case may be, in the event such employee remains an employee of Westborough or Assabet, as applicable, until the Effective Date (or in certain cases, through a post-closing transition period, including systems conversion, if applicable), provided that such employee satisfactorily fulfills the duties and responsibilities of the position of such employee through the Effective Date or thereafter, if applicable. The aggregate amount of such retention bonuses shall be within the range set forth in Section 7.10(g) of Assabet's Disclosure Schedules, and the employees entitled to receive retention bonuses and the amount and timing of each such bonus shall be mutually agreed upon in writing by the Chief Executive Officer of Westborough Financial and the Chief Executive Officer of AVB. Retention bonuses shall not be payable to any employee of Westborough who is a party to an employment or other agreement that provides severance benefits in the event of a change in control of Westborough.

      7.11. Notification of Certain Matters. Each of Westborough and AVB shall give prompt notice to the other of any fact, event or circumstance known to it that (i) if it had been known as of the date of this Agreement, would have been required to have been included in that party's Disclosure Schedules, (ii) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it, or (iii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

      7.12. Payments and Related Agreements. Concurrently with the execution of this Agreement by Westborough and Assabet, (i) Assabet and Westborough have entered into a Payments and Waiver Agreement with each of JFM, John L. Casagrande and Vickie A. Bouvier in a form that has been Previously Disclosed (the "Payments Agreements"), and (ii) AVB has entered into an Employment Agreement with JFM in a form that has been Previously Disclosed (the "Employment Agreement"). Subject to the terms of such Employment Agreement, JFM will remain an operating officer of AVB and New Bank until his retirement.

      7.13. Update of Disclosure Schedules. From time to time prior to the MHC Effective Time, Westborough and Assabet will promptly supplement or amend their respective Disclosure Schedules in writing to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in their Disclosure Schedules or which is necessary to correct any information in their Disclosure Schedules which has been rendered inaccurate thereby. In addition, at or prior to the MHC Effective Time, Westborough shall provide Assabet, and Assabet shall provide Westborough, with a complete written copy of their respective Disclosure Schedules, marked to show any and all such supplements and amendments, and/or, if no such supplements or amendments were made to a particular Section of their Disclosure Schedules, Westborough shall provide Assabet, and Assabet shall provide Westborough with a certificate signed on behalf of them by a duly authorized officer to such effect. No supplement or amendment to Westborough's or Assabet's Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 8.2(a) or Section 8.3(a) hereof or compliance by Westborough or Assabet with the covenants set forth in Article VII hereof.

      7.14. Current Information.

            (a) As soon as practicable, Westborough will furnish to Assabet, and Assabet shall furnish to Westborough, copies of all such financial statements and reports as it shall send to its shareholders, the SEC or any other Governmental Authority, to the extent any such reports furnished to any such Governmental Authority are not confidential and except as legally prohibited thereby, and Westborough will furnish to Assabet, and Assabet will furnish to Westborough, such additional financial data as Assabet or Westborough may reasonably request.

            (b) Promptly upon receipt thereof, Westborough will furnish to Assabet, and Assabet will furnish to Westborough, copies of all internal control reports submitted to Westborough and Assabet, respectively, by independent auditors in connection with each annual, interim or special audit of the books of Westborough and Assabet, respectively, made by such auditors.

            (c) Westborough will promptly notify Assabet, and Assabet will promptly notify Westborough, of any material change in the normal course of business or in the operation of the properties of Westborough or Assabet, respectively, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Westborough or Assabet, respectively, and will keep each other reasonably informed of such events.

      7.15. Loan Loss Reserves. During the period from the date of this Agreement to the MHC Effective Time, Westborough Bank shall provide Hudson, and Hudson shall provide Westborough Bank, with any information Hudson or Westborough Bank shall reasonably request regarding each other's Loan Loss Reserves.

      7.16. ALCO Management. Westborough Bank and Hudson agree to manage their assets and liabilities in accordance with their asset and liability management policies as in effect on the date of this Agreement, unless otherwise agreed by the parties. Neither Westborough Bank nor Hudson shall amend or modify such policy without the express written consent of the other party. Westborough Bank and Hudson agree to consult on investment programs to be administered by Westborough Bank and Hudson, respectively.

                                 ARTICLE VIII.
                   CONDITIONS TO CONSUMMATION OF THE MERGERS

      8.1. Conditions to Each Party's Obligation to Effect the Mergers. The respective obligations of each of the parties hereto to consummate the MHC Merger and the Mid-Tier Merger is subject to the fulfillment, where permitted by law, or written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

            (a) Shareholder Approval. This Agreement shall have been duly approved by holders of not less than two-thirds of the outstanding Westborough Financial Common Stock entitled to vote at the Westborough Financial Meeting and any other approvals set forth in Section 5.4 of Westborough's Disclosure Schedules shall have been received.

            (b) Corporator Approvals. This Agreement shall have been duly approved by not less than two-thirds of the corporators of Westborough MHC and not less than two-thirds of the corporators of AVB at meetings duly held for that purpose.

            (c) Regulatory Approvals. All regulatory approvals required to consummate the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, and no such approval shall contain any conditions, restrictions or requirements which the AVB Board or the Westborough Financial Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transactions to such a degree that AVB or Westborough Financial would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date of this Agreement.

            (d) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transactions.

            (e) Tax Opinions. AVB and Merger Sub shall have received a letter setting forth the written opinion of Foley Hoag LLP, in form and substance reasonably satisfactory to AVB and Merger Sub, dated as of the Closing Date, and Westborough shall have received a letter setting forth the written opinion of Thacher Proffitt & Wood LLP, in form and substance reasonably satisfactory to Westborough, dated as of the Closing Date, in each case substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such letter, the MHC Merger will qualify as a tax-free reorganization described in Section 368(a) of the Code, and neither the Mid-Tier Merger nor the Bank Merger will adversely affect such qualification.

      8.2. Conditions to Obligation of Westborough. The obligation of Westborough to consummate the MHC Merger and the Mid-Tier Merger is also subject to the fulfillment or written waiver by Westborough prior to the Closing Date of each of the following conditions:

            (a) Representations and Warranties. Each of the representations and warranties of Assabet in this Agreement that is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, as applicable, and (except to the extent such representations and warranties speak as of an earlier date, with respect to which such representations and warranties shall be true and correct in all material respects as of such earlier date) as of the Closing Date as though made on and as of the Closing Date, and Westborough shall have received a certificate, dated the Effective Date, signed by the Chief Executive Officer and the Chief Financial Officer of AVB and Merger Sub to such effect.

            (b) Performance of Obligations of Assabet. Assabet shall have performed all obligations required to be performed by it under this Agreement at or prior to the MHC Effective Time and the Mid-Tier Effective Time, and Westborough shall have received a certificate, dated the Effective Date, to such effect signed by the Chief Executive Officer and Chief Financial Officer of AVB, Hudson and Merger Sub.

            (c) Absence of Assabet Changes. From the date of this Agreement through the Closing Date, there shall not have occurred any change that individually or in the aggregate has or could reasonably be expected to have a Material Adverse Effect on Assabet.

            (d) Other Actions. AVB and Merger Sub shall have furnished Westborough with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 8.1 and 8.2 as Westborough may reasonably request.

      8.3. Conditions to Obligations of AVB. The obligations of AVB and Merger Sub to consummate the MHC Merger and the Mid-Tier Merger are also subject to the fulfillment or written waiver by AVB and Merger Sub prior to the Closing Date of each of the following conditions:

            (a) Representations and Warranties. Each of the representations and warranties of Westborough in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date, with respect to which such representations and warranties shall be true and correct in all material respects as of such earlier date) as of the Closing Date as though made on and as of the Closing Date. AVB and Merger Sub shall have received a certificate, dated the Effective Date, signed by the Chief Executive Officer and the Chief Financial Officer of Westborough to such effect.

            (b) Performance of Obligations of Westborough. Westborough shall have performed all obligations required to be performed by it under this Agreement at or prior to the MHC Effective Time and the Mid-Tier Effective Time, and AVB and Merger Sub shall have received a certificate, dated the Effective Date, to such effect signed by the Chief Executive Officer and Chief Financial Officer of Westborough MHC, Westborough Financial and Westborough Bank.

            (c) No Parachute Payments. Westborough shall not have taken any action or made any payments that would result, either individually or in the aggregate, in any violation of the requirements set forth in Section 4.1(b)(x).

            (d) Absence of Westborough Changes. From the date of this Agreement through the Closing Date, there shall not have occurred any change that individually or in the aggregate has or could reasonably be expected to have a Material Adverse Effect on Westborough.

            (e) Other Actions. Westborough shall have furnished AVB and Merger Sub with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections
      8.1 and 8.3 as AVB or Merger Sub may reasonably request.

                                  ARTICLE IX.
                                  TERMINATION

      9.1. Termination. This Agreement may be terminated and the MHC Merger, the Mid-Tier Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the MHC Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated in this Agreement by the shareholders of Westborough Financial:

            (a) Mutual Consent. By mutual consent of AVB and Westborough, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

            (b) Delay. By either AVB or Westborough (if its Board of Directors so determines by vote of a majority of the members of its entire Board) if the MHC Effective Time shall not have occurred on or before June 30, 2007 or such later date as the parties may have agreed upon in writing (the "Expiration Date"), except to the extent that the failure of the MHC Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this
      Section 9.1(b), or (ii) any of the Voting Shareholders (if Westborough is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or his, her or its obligations under the relevant Voting Agreement.

            (c) No Approval. By Westborough or AVB, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Authority required for consummation of the MHC Merger, the Mid-Tier Merger or the Bank Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.

            (d) Breach. At any time prior to the MHC Effective Time, by AVB or Westborough (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of:
      (i) a material breach by AVB or Westborough, as the case may be, of any representation or warranty contained in this Agreement, which breach would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2(a) or 8.3(a), as the case may be, and which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; or (ii) a material breach by AVB or Westborough, as the case may be, of any of the covenants or agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach.

            (e) No Shareholder or Corporator Approval. By either AVB or Westborough (provided that the terminating party shall not be in material breach of any of its obligations under Section 7.2 or 7.3 ) if (i) any approval of the shareholders of Westborough Financial required for the consummation of the Mid-Tier Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of Westborough Financial's shareholders or at any adjournment or postponement thereof, or, if such meeting of shareholders shall not have been held or shall have been canceled prior to the Expiration Date; (ii) any approval of the corporators of Westborough MHC required for the consummation of the MHC Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of Westborough MHC's corporators or at any adjournment or postponement thereof, or, if such meeting of corporators shall not have been held or shall have been canceled prior to the Expiration Date; or (iii) any approval of the corporators of AVB required for the consummation of the MHC Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of AVB's corporators or at any adjournment or postponement thereof, or, if such meeting of corporators shall not have been held or shall have been canceled prior to the Expiration Date.

            (f) Westborough Failure to Recommend. By AVB (A) if, at any time prior to the Westborough Financial Meeting, (i) Westborough shall have materially breached Section 7.7, (ii) Westborough Financial Board shall have failed to make its recommendation referred to in Section 7.2, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of AVB (including, without limitation, recommending an Acquisition Proposal in compliance with Section 7.7), or (iii) Westborough shall have materially breached its obligations to call, give notice of, convene and hold the Westborough Financial Meeting in accordance with Section 7.2, or (B) if Westborough MHC shall have (i) failed to recommend (or withdraws such recommendation or modifies or changes such recommendation in a manner adverse in any respect to the interests of Assabet) that Westborough MHC's corporators approve the MHC Merger, or (ii) materially breached its obligation to call, give notice of, convene and hold a meeting of corporators to approve the MHC Merger.

            (g) Certain Tender Offers or other Transactions. By AVB, (A) if a Tender Offer is commenced, other than by AVB or a Subsidiary thereof, and the Westborough Financial Board recommends (in compliance with Section 7.7) that the shareholders of Westborough Financial tender their shares in such Tender Offer or otherwise fails to recommend that such shareholders reject such Tender Offer within the 10 Business Day period specified in Rule 14e-2(a) under the Exchange Act, or (B) if Westborough enters into an agreement to effect a Change in Control Transaction.

            (h) AVB Failure to Recommend. By Westborough if (i) AVB shall have failed to recommend (or withdraws such recommendation or modifies or changes such recommendation in a manner adverse in any respect to the interests of Westborough) that AVB's corporators approve the MHC Merger, or (ii) AVB shall have materially breached its obligations to call, give notice of, convene and hold a meeting of corporators to approve the MHC Merger.

      9.2. Effect of Termination; Expenses.

            (a) In the event of the termination of this Agreement pursuant to
      Section 9.1, this Agreement shall forthwith become void (except as set forth in Section 10.1), subject to Section 9.3, and there shall be no liability on the part of any party hereto, except (i) each party shall remain liable in any action at law or otherwise for any liabilities or damages arising out of its gross negligence or willful breach of any provision of this Agreement, and (ii) as otherwise provided in this
      Section 9.2.


            (b) If this Agreement is terminated as a result of any breach of a representation, warranty, covenant or other agreement which is caused by the gross negligence or willful or intentional breach of a party hereto, such party shall be liable to the other party for all out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder ("Expenses"); provided, however, that the maximum amount any party shall be liable to the other party for Expenses pursuant to this Section 9.2(b) shall be $500,000. The payment of Expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto (whether at law or in equity) arising out of the gross negligence of a party or willful breach of any provision of this Agreement or under this Agreement.

      9.3. Westborough Special Payment. As a condition of AVB's willingness, and in order to induce AVB, to enter into this Agreement and to reimburse AVB for incurring the damages, costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Westborough will pay to AVB an amount equal to 5% of Aggregate Merger Consideration (as such amount may be adjusted pursuant to Section 9.3(d)), the "Westborough Special Payment"), as follows:

            (a) If this Agreement shall have been terminated by AVB pursuant to
      Section 9.1(f) or 9.1(g), then Westborough shall pay the Westborough Special Payment.

            (b) If this Agreement shall have been terminated

                  (i) by AVB pursuant to Section 9.1(d) because of
            Westborough's willful breach of any representation, warranty, covenant or agreement under this Agreement;

                  (ii) by AVB or Westborough pursuant to Section 9.1(e)(i);

                  (iii) by AVB or Westborough pursuant to Section 9.1(b)
            without a vote of the shareholders of Westborough contemplated by this Agreement having occurred, and in any such case an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management or the Westborough Financial Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and on or prior to the date of the meeting of Westborough Financial shareholders to approve the Mid-Tier Merger, in the case of clause (ii), or the date of termination, in the case of clauses (i) or (iii), then if and only if within 12 months after such termination Westborough enters into a definitive agreement with respect to a Change in Control Transaction, or a Change in Control Transaction is consummated, then Westborough shall pay the Westborough Special Payment payable to AVB.

            (c) Exclusivity of Remedy. Notwithstanding anything to the contrary set forth in this Agreement, if Westborough pays or causes to be paid to AVB or to Hudson the Westborough Special Payment, Westborough will not have any further obligations or liabilities to AVB or Hudson with respect to this Agreement or the transactions contemplated by this Agreement.

            (d) Adjustment to Amount of Westborough Special Payment. The amount of Westborough Special Payment shall be reduced by the amount of any Expenses paid by Westborough to AVB pursuant to Section 9.2(b).

            (e) Effect on Standstill Arrangements. In the event Westborough pays to AVB the Westborough Special Payment, any standstill provisions contained in the Confidentiality Agreement referred to in Section 7.7 shall terminate.

            (f) Payment Required. Any payment required under this Section 9.3 will be payable by Westborough to AVB (by wire transfer of immediately available funds to an account designated by AVB) within five Business Days after demand by AVB.

                                  ARTICLE X.
                                 MISCELLANEOUS

      10.1. Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the MHC Effective Time (other than agreements or covenants contained in this Agreement that by their express terms are to be performed after the MHC Effective Time). If this Agreement is terminated prior to the MHC Effective Time, no representations, warranties, agreements or covenants contained in this Agreement shall survive such termination (other than Sections 7.6(b) and 9.3, and this Article X, all of which (other than Section 10.12) shall survive any such termination). The Voting Agreements shall terminate in accordance with the terms thereof.

      10.2. Waiver; Amendment. Prior to the MHC Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision or
(ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Westborough Financial Meeting, no amendment shall be made which changes in kind or reduces in amount the Aggregate Merger Consideration without the further approval of Westborough Financial's shareholders.

      10.3. Counterparts and Facsimile Signatures. This Agreement may be executed and delivered in any number of counterparts. When each party has signed and delivered at least one counterpart to all other parties, each counterpart shall be deemed an original and all counterparts, taken together, shall constitute one and the same agreement, which shall be binding and effective on the parties hereto. This Agreement shall not become binding on the parties hereto unless it has been executed by authorized representatives of all parties. Facsimile execution and delivery of this Agreement and any Exhibits, Schedules and Appendices by any of the parties shall be legal, valid and binding execution and delivery of such document for all purposes.

      10.4. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of The Commonwealth of Massachusetts that are applicable to contracts made and to be performed entirely within such state.

      10.5. Expenses. Except as otherwise provided in Section 9.2, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

      10.6. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

      If to Westborough to:

            Westborough Financial Services, Inc.
            100 East Main Street
            Westborough, Massachusetts 01581
            Attention:  President & Chief Executive Officer
            Fax:  (508) 870-0499

      With a copy to:

            Thacher Proffitt & Wood LLP
            1700 Pennsylvania Avenue
            Washington, DC  20006
            Attention:  Richard A. Schaberg
            Fax: (202) 626-1930

      If to AVB, Hudson or Merger Sub to:

            Assabet Valley Bancorp
            42 Main Street
            Hudson, Massachusetts 01749
            Attention:  President & Chief Executive Officer
            Fax:  (978) 562-8581

      With a copy to:

            Foley Hoag LLP
            155 Seaport Boulevard
            Boston, Massachusetts 02210
            Attention:  Peter W. Coogan and Carol Hempfling Pratt
            Fax:  (617) 832-7000

      10.7. Entire Understanding; No Third Party Beneficiaries. This Agreement, the Bank Merger Agreement and the Voting Agreements represent the entire understanding of the parties hereto and thereto with reference to the transactions contemplated hereby and thereby, and this

Agreement, the Bank Merger Agreement and the Voting Agreements supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties' right to enforce AVB's obligation under Section 7.9, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, and the severance benefits contemplated by Section 7.10(e), nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      10.8. Severability. Except to the extent that application of this Section
10.8 would have a Material Adverse Effect on Westborough or AVB, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

      10.9. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      10.10. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." References to sections include subsections which are part of the related sections (e.g., a section numbered "Section 5.5(a)" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5(a)").

      10.11. Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      10.12. Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, the parties may at any time modify the structure of the acquisition of Westborough set forth in this Agreement, subject to the prior written consent of both parties, which consent shall not be unreasonably withheld or delayed, provided that (i) the Aggregate Merger Consideration to be paid to the holders of Westborough Financial Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) such modification will not adversely affect the tax treatment of Westborough Financial's shareholders as a result of receiving the Aggregate Merger Consideration, and (iii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities.

             [Remainder of page has intentionally been left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                              ASSABET VALLEY BANCORP

                              By: /s/ Oliver F. Nunes, Jr.
                                  ---------------------------------------------
                                  Name:  Oliver F. Nunes Jr.
                                  Title: President

                              By: /s/ Mark R. O'Connell
                                  ---------------------------------------------
                                  Name:  Mark R. O'Connell
                                  Title: Treasurer


                              HUDWEST FINANCIAL SERVICES, INC.

                              By: /s/ Mark R. O'Connell
                                  ---------------------------------------------
                                  Name:  Mark R. O'Connell
                                  Title: President and Chief Executive Officer

                              By: /s/Margaret Sullivan
                                  ---------------------------------------------
                                  Name:  Margaret Sullivan
                                  Title: Treasurer


                              HUDSON SAVINGS BANK

                              By: /s/ Mark R. O'Connell
                                  ---------------------------------------------
                                  Name:  Mark R. O'Connell
                                  Title: President and Chief Executive Officer

                              By: /s/ Margaret Sullivan
                                  ---------------------------------------------
                                  Name:  Margaret Sullivan
                                  Title: Treasurer


                  AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE

                              WESTBOROUGH MHC

                              By: /s/Joseph F. MacDonough
                                  ---------------------------------------------
                                  Name:  Joseph F. MacDonough
                                  Title: President & Chief Executive Officer

                              By: /s/ John L. Casagrande
                                  ---------------------------------------------
                                  Name:  John L. Casagrande
                                  Title: Treasurer


                              WESTBOROUGH FINANCIAL SERVICES, INC.

                              By: /s/ Joseph F. MacDonough
                                  ---------------------------------------------
                                  Name:  Joseph F. MacDonough
                                  Title: President & Chief Executive Officer

                              By: /s/ John L. Casagrande
                                  ---------------------------------------------
                                  Name:  John L. Casagrande
                                  Title: Treasurer


                              THE WESTBOROUGH BANK

                              By: /s/ Joseph F. MacDonough
                                  ---------------------------------------------
                                  Name:  Joseph F. MacDonough
                                  Title: President & Chief Executive Officer

                              By: /s/ John L. Casagrande
                                  ---------------------------------------------
                                  Name:  John L. Casagrande
                                  Title: Treasurer


                  AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE

                                    ANNEX A

                              VOTING SHAREHOLDERS

      -------------------------------------------------------------------
      Shareholder                                 Shares          Options
      -------------------------------------------------------------------
        James N. Ball                               1,150*         930**
      -------------------------------------------------------------------
        Nelson P. Ball                                 450         1,000
      -------------------------------------------------------------------
        Edward S. Bilzerian                          3,450         1,000
      -------------------------------------------------------------------
        Nancy M. Carlson                              650*         930**
      -------------------------------------------------------------------
        David E. Carlstrom                           3,350           600
      -------------------------------------------------------------------
        John L. Casagrande                           2,402         2,700
      -------------------------------------------------------------------
        Benjamin H. Colonero, Jr.                     490*         930**
      -------------------------------------------------------------------
        Robert A. Klugman                            2,450         1,000
      -------------------------------------------------------------------
        Jeffrey B. Leland                              600             0
      -------------------------------------------------------------------
        Joseph F. MacDonough                        12,384         9,600
      -------------------------------------------------------------------
        Paul F. McGrath                              5,450           400
      -------------------------------------------------------------------
        Charlotte C. Spinney                         2,140           900
      -------------------------------------------------------------------
        Phyllis A. Stone                             3,100             0
      -------------------------------------------------------------------
        James E Tashjian                             3,450         1,000
      -------------------------------------------------------------------
        Westborough Bancorp, MHC                 1,027,893             0
      -------------------------------------------------------------------

*     Includes 450 shares of unvested restricted stock.
**    Includes 930 shares of unvested stock options.

                                                                        ANNEX B
                                                                        -------

                            FORM OF VOTING AGREEMENT

      VOTING AGREEMENT ("Agreement"), dated as of November ____, 2006, by and among Assabet Valley Bancorp, a Massachusetts mutual holding company ("AVB"), Westborough Financial Services, Inc., a Massachusetts corporation ("Company"), and the undersigned holder ("Company Shareholder") of capital stock of the Company ("Company Stock").

      WHEREAS, AVB, the Company and certain others are about to enter into an Agreement and Plan of Merger, dated as of the date hereof (as such agreement may be subsequently amended or modified, the "Agreement and Plan of Merger"), providing for the merger of Company with a specially-formed, wholly-owned subsidiary of AVB (the "Mid-Tier Merger");

      WHEREAS, Company Shareholder beneficially owns and has sole or shared voting power with respect to the number of shares of Company Stock, and holds stock options or other rights to acquire the number of Shareholder Equity Interests (as defined in Section 3), opposite such Company Shareholder's name on Schedule 1 attached hereto;

      WHEREAS, AVB has informed Company Shareholder that it is a condition to AVB's entering into the Agreement and Plan of Merger that Company Shareholder execute and deliver this Agreement on the date hereof; and

      WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Agreement and Plan of Merger.

      NOW, THEREFORE, in consideration of, and as a condition to, AVB entering into the Agreement and Plan of Merger and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by AVB in connection therewith, Company Shareholder and AVB agree as follows:

      1. Agreement to Vote Shareholder Equity Interests. Company Shareholder agrees that, from the date hereof until the Expiration Date (as defined in Section 2), at any meeting of the stockholders of Company, or in connection with any written consent of the stockholders of Company, with respect to the Mid-Tier Merger, the Agreement and Plan of Merger, or any Acquisition Proposal or any Unsanctioned Agreement (as such term is defined in Section 1(b)) or any adjournment of any such meeting, Company Shareholder shall:

            (a) Appear at such meeting or otherwise cause any Shareholder Equity Interests to be counted as present thereat for purposes of calculating a quorum; and

            (b) From and after the date hereof until the Expiration Date, vote (or cause to be voted) or deliver a written consent (or cause a written consent to be delivered) covering all of the Shareholder Equity Interests that such Company Shareholder shall be entitled to so vote, whether such Shareholder Equity Interests are beneficially owned by such Company Shareholder on the date of this Agreement or are subsequently acquired,
      (i) in favor of adoption and approval of the Agreement and Plan of Merger and the transactions contemplated thereby, including the Mid-Tier Merger; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation, or warranty or any other obligation or agreement of Company contained in the Agreement and Plan of Merger or of Company Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Mid-Tier Merger or any of the transactions contemplated by the Agreement and Plan of Merger ("Unsanctioned Agreement").

      2. Expiration Date. As used in this Agreement, the term "Expiration Date" shall mean the earlier of (i) the consummation of the Mid-Tier Merger and (ii) the termination of the Agreement and Plan of Merger in accordance with Article IX thereof. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement prior to termination hereof.

      3. Agreement to Retain Shareholder Equity Interests. From and after the date hereof until the Expiration Date, Company Shareholder shall not, except as contemplated by this Agreement or the Agreement and Plan of Merger, directly or indirectly, sell, assign, transfer or otherwise dispose of (including, without limitation, by the voluntary creation of a Lien (as defined in Section 4(c))), or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, assignment or other disposition of, any Company Stock or option or right to obtain Company Stock or any interest convertible into, or exercisable for, Company Stock or the right to obtain Company Stock or such rights that may at any time be owned (or could be acquired) by Company Shareholder (collectively, the "Shareholder Equity Interests"), whether such Shareholder Equity Interests are held by Company Shareholder on the date of this Agreement or are subsequently acquired prior to any meeting (or written consent in lieu thereof) of stockholders of the Company prior to the Expiration Date, whether by the exercise of any option or right to obtain Shareholder Equity Interests or otherwise. Notwithstanding the foregoing, Company Shareholder may make (a) transfers by will, or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers to any transferee that has agreed in writing to be bound by the terms of, and perform the obligations of Company Shareholder under, this Agreement, and (c) as AVB may otherwise agree in writing in its sole discretion.

      4. Representations and Warranties of Company Shareholder. Company Shareholder hereby represents and warrants to AVB as follows:

            (a) Company Shareholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Agreement;

            (b) This Agreement (assuming this Agreement constitutes a valid and binding agreement of AVB) is a valid and legally binding agreement with respect to Company Shareholder, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles);

            (c) Company Shareholder beneficially owns the number of Shareholder Equity Interests indicated opposite such Company Shareholder's name on
      Schedule 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever ("Liens"), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shareholder Equity Interests;

            (d) Company Shareholder understands that at the Effective Time of the Mid-Tier Merger, each outstanding Shareholder Equity Interest listed on Schedule 1 shall be cancelled and converted into the right to receive a cash amount to be determined in accordance with the terms and provisions of the Agreement and Plan of Merger;

            (e) The execution and delivery of this Agreement by Company Shareholder does not, and the performance by Company Shareholder of his, her or its obligations hereunder and the consummation by Company Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Company Shareholder is a party or by which Company Shareholder is bound, or any statute, rule or regulation to which Company Shareholder is subject or, in the event that Company Shareholder is a corporation, partnership, trust or other entity, any by-law or other organizational document of Company Shareholder; and

            (f) Company Shareholder has no claim (or any basis therefor), in Company Shareholder's capacity as a stockholder or former stockholder, or option holder or former option holder, of Company, in any way arising out of or based upon: (i) ownership or rights to ownership of any Shareholder Equity Interests, other than Company Shareholder's right to receive the consideration to be paid to Company Shareholder under the Agreement and Plan of Merger with respect to the Shareholder Equity Interests listed on
      Schedule 1; (ii) any rights to obtain additional Shareholder Equity Interests; or (iii) any claim that any Shareholder Equity Interests were wrongfully repurchased by Company.

      5. Irrevocable Proxy. Subject to the last sentence of this Section 5, by execution of this Agreement, Company Shareholder does hereby appoint AVB with full power of substitution and resubstitution, as Company Shareholder's true and lawful attorney and irrevocable proxy, to the full extent of the undersigned's rights with respect to the Shareholder Equity Interests, to vote, if Company Shareholder is unable to perform his, her or its obligations under this Agreement, each of such Shareholder Equity Interests solely with respect to the matters and in the manner set forth in Section 1 hereof. Company Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date and hereby revokes any proxy previously granted by Company Shareholder with respect to the Shareholder Equity Interests. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement.

      6. No Solicitation. From and after the date hereof until the Expiration Date, Company Shareholder, in his, her or its capacity as a stockholder of Company, shall not, nor to the extent applicable to Company Shareholder, shall he, she or it permit any of his, her or its affiliates to, nor shall he, she or it authorize any partner, officer, director, advisor or representative of Company Shareholder or any of its affiliates to (a) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries with respect to, or the making, submission or announcement of, any offer or proposal for an Acquisition Proposal or any Unsanctioned Agreement, (b) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, any Acquisition Proposal or Unsanctioned Agreement, (c) engage in any discussions with any Person with respect to any Acquisition Proposal or Unsanctioned Agreement, except as to the existence of these provisions, (d) approve, endorse or recommend any Acquisition Proposal or Unsanctioned Agreement (except to the extent specifically permitted in the Agreement and Plan of Merger) or (e) enter into any letter of intent or similar document or any Contract contemplating any Acquisition Proposal or transaction contemplated thereby (other than the Agreement and Plan of Merger) or any Unsanctioned Agreement.

      7. Specific Enforcement. Company Shareholder has signed this Agreement intending to be legally bound thereby. Company Shareholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against Company Shareholder. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

      8. Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement by any of the parties shall be legal, valid and binding execution and delivery of this Agreement for all purposes.

      9. No Waivers. No waivers of any breach of this Agreement extended by AVB to Company Shareholder shall be construed as a waiver of any rights or remedies of AVB with respect to any other stockholder of Company who has executed an agreement substantially in the form of this Agreement with respect to Company Stock (or options or other rights to obtain Company Stock) held or subsequently held by such stockholder, or with respect to any subsequent breach of Company Shareholder or any other such stockholder of Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

      10. Miscellaneous. This Agreement is to be governed by the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

      11. Capacity as Company Shareholder. Company Shareholder signs this Agreement solely in Company Shareholder's capacity as the owner of the Shareholder Equity Interests, and not in Company Shareholder's capacity as a director, officer or employee of Company or any of its subsidiaries or in Company Shareholder's capacity as a trustee or fiduciary of any ERISA plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director and/or officer of Company in the exercise of his or her fiduciary duties, consistent with the terms of the Agreement and Plan of Merger, as a director and/or officer of Company or in his or her capacity as a trustee or fiduciary of any ERISA plan or trust, or prevent or be construed to create any obligation on the part of any director and/or officer of Company or any trustee or fiduciary of any ERISA plan or trust from taking any action in his or her capacity as a director of Company.

      12. No Agreement Until Agreement and Plan of Merger Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until the Agreement and Plan of Merger is executed by all parties thereto and this Agreement is executed by the parties whose names are set forth on the signature page hereof.

      13. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

                            [SIGNATURE PAGES FOLLOW]

      EXECUTED as of the date first above written.

                              ASSABET VALLEY BANCORP

                              By:______________________________________________

                              Name:____________________________________________

                              Title:___________________________________________


                              WESTBOROUGH FINANCIAL SERVICES, INC.

                              By:______________________________________________

                              Name:____________________________________________

                              Title:___________________________________________


                       SIGNATURE PAGE TO VOTING AGREEMENT

      EXECUTED as of the date first above written.

                              COMPANY SHAREHOLDER

                              By:______________________________________________

                              Name:____________________________________________

                              Title:___________________________________________


                       SIGNATURE PAGE TO VOTING AGREEMENT

                                   SCHEDULE 1


      Company Shareholder       Shareholder Equity Interests       Options
      -------------------       ----------------------------       -------

                                    ANNEX C

                OFFICERS AND DIRECTORS OF SURVIVING CORPORATION


         President:        Joseph MacDonough
         Treasurer:        Mark O'Connell
         Secretary:        Carol Parker

         Directors:        Joseph MacDonough
                           Mark O'Connell
                           Dave Lamson
                           Fred Williams
                           James Tashjian

                                    ANNEX D

                          NEW BANK COMMITTEE STRUCTURE

Executive (7)                          Lending Review (6)
-------------                          ------------------

5 HSB - Chair                          4 HSB - Chair
2 WB                                   2 WB

Personnel (6)                          Trust/NDIP (6)
-------------                          --------------

4 HSB                                  3 HSB
2 WB - Chair                           3 WB - Chair

CRA (6)                                ALCO (6)
-------                                --------

3 HSB - Chair                          3 HSB - Chair
3 WB                                   3 WB

Audit (6)                              Nominating (6)
---------                              --------------

4 HSB                                  3 HSB
2 WB - Chair                           3 WB - Chair


In addition, those directors of Westborough Financial who (by reason of the initial limitation that only nine directors of Westborough Financial will serve on New Bank's Board of Directors) continue in service only as Trustees of Assabet Valley Bancorp shall be appointed or elected, if qualified, to fill any vacancy on New Bank's Board of Directors occurring within five years of the Closing Date and created as a result of the death, retirement or resignation of any initial director of New Bank who is a Westborough Financial director immediately prior to the Effective Date.